                            BREAKWATER RESOURCES LTD.

                                  FORM 51-102F4

                           BUSINESS ACQUISITION REPORT


ITEM 1  IDENTITY OF COMPANY

1.1     NAME AND ADDRESS OF COMPANY

        Breakwater Resources Ltd.
        Suite 950 - 95 Wellington Street West
        Toronto, Ontario
        M5J 2N7

1.2     EXECUTIVE OFFICER

        Richard Godfrey
        Vice President, Finance & CFO
        Telephone Number: (416) 363-4798 Ext. 276

ITEM 2  DETAILS OF ACQUISITION

2.1     NATURE OF BUSINESS ACQUIRED

        On July 23, 2004, Breakwater Resources Ltd. ("Breakwater") concluded the acquisition of 100 percent of the shares of Boliden Westmin (Canada) Ltd. ("BWCL") which owned, amongst other things, 100 percent of the Myra Falls zinc, copper, gold and silver mine located on Vancouver Island, BC. Breakwater also acquired certain indebtedness owed by BWCL to an affiliate of BWCL.

        The Myra Falls mine's existing proven and probable mineral reserves are sufficient for at least seven years of production.

        Mr. Torben Jensen, P. Eng., Breakwater's qualified person, in conjunction with qualified persons from BWCL, estimates the mineral reserves and resources for the Myra Falls mine as of December 31, 2003 to be as shown in the following table:

-------------------------------------------------------------------------------
                                        TONNES    ZN      CU      AU     AG
                                        (000's)   (%)     (%)     G/T    G/T
-------------------------------------------------------------------------------
Proven and Probable Reserves              7,747   6.3     1.2     1.2    40
Measured and Indicated Resources*        10,388   7.8     1.4     1.7    56
Inferred Resources                        2,284   4.9     1.1     1.4    57
-------------------------------------------------------------------------------

        *Measured and Indicated Resources include Proven and Probable Reserves.

        Zinc and copper concentrates from the Myra Falls operation are sold principally to customers in Asia.


2.2     DATE OF ACQUISITION

        The transaction closed on July 23, 2004.

2.3     CONSIDERATION

        Breakwater issued to Boliden Limited ("Boliden"), a subsidiary of Boliden AB of Stockholm, Sweden, 18 million common shares, with a value of approximately $7,361,000, and 5 million warrants with a value of approximately $157,000, exercisable at $1.00 per common share and expiring January 27, 2009.

        The economic effective date of the transaction was June 1, 2004. In accordance with the purchase agreement, Breakwater agreed to reimburse Boliden the net amount of cash advances (including interest) provided by Boliden, and its affiliates, to BWCL in the period between the economic effective date and the Date of Acquisition. On closing, Breakwater paid Boliden $3,625,000. In addition, Breakwater incurred $559,000 in costs. For accounting purposes, such payment and costs are treated as part of the consideration for the acquisition of BWCL.

2.4     EFFECT ON FINANCIAL POSITION

        Management believes the acquisition of BWCL will:

        o Result in the proportion of gross sales revenue derived from the sale of copper concentrates increasing from 3% to 14% at current metal prices, reducing Breakwater's exposure to zinc price movements.

        o Add an additional mine with a minimum mine life of seven years. There is considerable scope for mineral resources to be converted to reserves as well as potential for additional new discoveries. Being an underground operation, additional mineralization tends to be delineated as mining proceeds. The mine has a potential life of twelve years.

        o Increase Breakwater's current zinc production by 68% over the period 2004 to 2010.

        o Increase Breakwater's current copper, gold and silver production by 367%, 139%, and 98% respectively over the period 2004 to 2010.

2.5     PRIOR VALUATIONS

        None

2.6     PARTIES TO THE TRANSACTION

        The transaction is not with an informed person, associate or affiliate of Breakwater.

2.7     DATE OF REPORT

        October 5, 2004.

ITEM 3  FINANCIAL STATEMENTS

        The following financial statements are attached to, and form part of, this Business Acquisition Report:

        a) Unaudited pro forma consolidated balance sheet of Breakwater as at June 30, 2004, and unaudited pro forma consolidated statements of operations of Breakwater for the six months ended June 30, 2004 and the year ended December 31, 2003, together with the auditors' compilation report thereon;
        b) Unaudited comparative consolidated financial statements of BWCL as at and for the six months ended June 30, 2004;
        c) Audited comparative consolidated financial statements of BWCL as at and for the year ended December 31, 2003;
        d) Unaudited comparative consolidated financial statements of Breakwater as at and for the six months ended June 30, 2004; and
        e) Audited comparative consolidated financial statements of Breakwater as at and for the year ended December 31, 2003.

COMPILATION REPORT ON PRO FORMA FINANCIAL STATEMENTS


To the Directors of
Breakwater Resources Ltd.


We have read the accompanying unaudited pro forma consolidated balance sheet of Breakwater Resources Ltd. ("Breakwater") as at June 30, 2004 and the unaudited pro forma consolidated statements of operations for the six months then ended and for the year ended December 31, 2003, and have performed the following procedures:

1. Compared the figures in the column captioned "Breakwater Resources Ltd." to the unaudited consolidated financial statements of Breakwater as at June 30, 2004 and for the six months then ended, and to the audited consolidated financial statements of Breakwater for the year ended December 31, 2003, respectively, and found them to be in agreement.

2. Compared the figures in the column captioned "Boliden Westmin Canada Ltd." ("BWCL") to the unaudited financial statements of BWCL as at June 30, 2004 and for the six months then ended, and to the audited financial statements of BWCL for the year ended December 31, 2003, respectively, and found them to be in agreement.

3. Made enquiries of certain officials of Breakwater who have responsibility for financial and accounting matters about:

        (a)     the basis for determination of the pro forma adjustments; and

        (b) whether the pro forma financial statements comply as to form in all material respects with the regulatory requirements of the various securities commissions and similar regulatory authorities in Canada.

        The officials:

        (a) described to us the basis for determination of the pro forma adjustments, and

        (b) stated that the pro forma financial statements comply as to form in all material respects with the regulatory requirements of the various securities commissions and similar regulatory authorities in Canada.

4. Read the notes to the pro forma financial statements and found them to be consistent with the basis described to us for determination of the pro forma adjustments.

5. Recalculated the application of the pro forma adjustments to the aggregate of the amounts in the columns captioned "Breakwater Resources Ltd." and "Boliden Westmin Canada Ltd.", as at June 30, 2004 and for the six months then ended, and for the year ended December 31, 2003, and found the amounts in the column captioned "Pro Forma Consolidated" to be arithmetically correct.

A pro forma financial statement is based on management assumptions and adjustments which are inherently subjective. The foregoing procedures are substantially less than either an audit or a review, the objective of which is the expression of assurance with respect to management's assumptions, the pro forma adjustments, and the application of the adjustments to the historical financial information. Accordingly, we express no such assurance. The foregoing procedures would not necessarily reveal matters of significance to the pro forma consolidated financial statements, and we therefore make no representation about the sufficiency of the procedures for the purposes of a reader of such statements.




Signed "Deloitte & Touche LLP"

Chartered Accountants

Toronto, Ontario
October 5, 2004

BREAKWATER RESOURCES LTD.
PRO FORMA  CONSOLIDATED BALANCE SHEET
AS AT JUNE 30, 2004
(unaudited)

(Expressed in Thousands of Canadian Dollars)
                                                                BOLIDEN
                                                BREAKWATER      WESTMIN              PRO FORMA     PRO FORMA
                                               RESOURCES LTD.  CANADA LTD.  NOTES   ADJUSTMENTS   CONSOLIDATED
Assets
Current Assets
  Cash and cash equivalents                           33,969         3,154   2 (a)       (4,184)        32,939
  Accounts receivable - concentrate                    5,558         5,312                    -         10,870
  Other accounts receivable                            7,477           837   2 (b)          (67)         8,247
  Concentrate inventory                               26,631         5,335                    -         31,966
  Materials and supplies inventory                    24,239         3,355                    -         27,594
  Prepaid expenses                                     3,981         1,275                    -          5,256
  Future tax assets                                      688             -                    -            688
                                              -----------------------------       ------------------------------
                                                     102,543        19,268               (4,251)       117,560

Reclamation deposits                                     100             -                    -            100
Long-term investments                                      -        23,505   2 (b)      (16,183)         8,228
                                                                             2 (b)         (188)
                                                                             2 (c)        1,094
Mineral Properties and Fixed Assets                  113,211        35,831   2 (d)       (2,996)       146,046
                                              -----------------------------       ------------------------------
                                                     215,854        78,604              (22,524)       271,934
                                              =============================       ==============================

Liabilities
Current Liabilities
  Accounts payable and accrued liabilities            29,712        13,627   2 (b)          (97)        43,242
  Provisional payments                                 8,871             -                    -          8,871
  Short-term debt                                        650             -                    -            650
  Income and mining taxes payable                        140             -                    -            140
                                              -----------------------------       ------------------------------
                                                      39,373        13,627                  (97)        52,903


Deferred Royalty                                       1,340             -                    -          1,340
Long-Term Debt                                         1,419       293,105   2 (b)     (292,835)         1,689
Reclamation and Closure Cost Accruals                 27,496        48,598   2 (b)      (16,297)        59,797
Employee Future Benefits                                   -         2,461                    -          2,461
Future Tax Liabilities                                 1,732             -                    -          1,732
                                              -----------------------------       ------------------------------
                                                      71,360       357,791             (309,229)       119,922
                                              -----------------------------       ------------------------------

Shareholders' Equity
  Capital stock                                      321,999       157,205   2 (e)     (157,205)       329,360
                                                           -             -   2 (a)        7,361
  Warrants                                             3,270             -   2 (a)          157          3,427
  Contributed surplus                                  2,779             -                    -          2,779
  Deficit                                           (183,716)     (436,392)  2 (e)      436,392       (183,716)
  Cumulative translation adjustments                     162             -                    -            162
                                            -------------------------------------------------------------------
                                                     144,494      (279,187)             286,705        152,012

                                              -----------------------------------------------------------------
                                                     215,854        78,604              (22,524)       271,934
                                              =================================================================


BREAKWATER RESOURCES LTD.
PRO FORMA  CONSOLIDATED STATEMENT OF OPERATIONS
SIX MONTHS ENDED JUNE 30, 2004
(unaudited)

(Expressed in Thousands of Canadian Dollars)


                                                                 BOLIDEN
                                                BREAKWATER       WESTMIN                 PRO FORMA     PRO FORMA
                                              RESOURCES LTD.   CANADA LTD.    NOTES     ADJUSTMENTS   CONSOLIDATED
NET REVENUE                                            73,971       66,070                        -        140,041
                                             ------------------------------            ----------------------------

OPERATING COSTS
  DIRECT OPERATING COSTS                               45,345       65,910                        -        111,255
  DEPRECIATION AND DEPLETION                           11,356        3,665                        -         15,021
  RECLAMATION AND CLOSURE COSTS                         2,060            -                        -          2,060
                                             ------------------------------            ----------------------------
                                                       58,761       69,575                        -        128,336

                                             ------------------------------            ----------------------------
CONTRIBUTION (LOSS) FROM MINING ACTIVITIES             15,210       (3,505)                       -         11,705
                                             ------------------------------            ----------------------------

GENERAL AND ADMINISTRATIVE                              5,436        1,298                        -          6,734
INTEREST AND FINANCING                                    186          786    3 (b)            (736)           236
INVESTMENT AND OTHER EXPENSE                              122           72                        -            194
EXPLORATION                                                 -          586                        -            586
FOREIGN EXCHANGE LOSS                                     431        5,345    3 (a)          (5,171)           605
                                             ------------------------------            ----------------------------
                                                        6,175        8,087                   (5,907)         8,355
                                             ------------------------------            ----------------------------

EARNINGS (LOSS) BEFORE THE FOLLOWING                    9,035      (11,592)                   5,907          3,350

OTHER NON-PRODUCING PROPERTIES                          2,462            -                        -          2,462
INCOME AND MINING TAXES                                    (2)          65                        -             63
                                             ------------------------------            ----------------------------

NET EARNINGS (LOSS)                                     6,575      (11,657)                   5,907            825
                                             ==============================            ============================

WEIGHTED-AVERAGE NUMBER OF SHARES                 344,156,000                 4 (a)      18,000,000    362,156,000

PRO FORMA BASIC AND DILUTED EARNINGS PER SHARE                                                       $        0.00
                                                                                                     ==============


BREAKWATER RESOURCES LTD.
PRO FORMA  CONSOLIDATED STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 2003
(unaudited)

(Expressed in Thousands of Canadian Dollars)
                                                                 BOLIDEN
                                                 BREAKWATER      WESTMIN              PRO FORMA     PRO FORMA
                                               RESOURCES LTD.  CANADA LTD.   NOTES   ADJUSTMENTS   CONSOLIDATED

NET REVENUE                                           124,010      115,769                    -         239,779
                                               ----------------------------         ----------------------------

OPERATING COSTS
  DIRECT OPERATING COSTS                              103,239      111,737                    -         214,976
  DEPRECIATION AND DEPLETION                           24,115        5,809                    -          29,924
  RECLAMATION AND CLOSURE COSTS                         2,277            -                    -           2,277
                                               -----------------------------------------------------------------
                                                      129,631      117,546                    -         247,177

                                               ----------------------------         ----------------------------
LOSS FROM MINING ACTIVITIES                            (5,621)      (1,777)                   -          (7,398)
                                               ----------------------------         ----------------------------

GENERAL AND ADMINISTRATIVE                              5,087        2,451                    -           7,538
INTEREST AND FINANCING                                  3,321          850   3 (b)         (555)          3,616
INVESTMENT AND OTHER INCOME                              (611)         544   3 (c)         (405)           (472)
GAIN ON SALE OF CAPITAL ASSETS                              -         (931)  3 (d)          866             (65)
EXPLORATION                                                 -          465                    -             465
FOREIGN EXCHANGE GAIN                                 (11,578)     (30,748)  3 (a)       29,878         (12,448)
                                               ----------------------------         ----------------------------
                                                       (3,781)     (27,369)              29,784          (1,366)
                                               ----------------------------         ----------------------------

EARNINGS (LOSS) BEFORE THE FOLLOWING                   (1,840)      25,592              (29,784)         (6,032)

WRITE-DOWN OF MINERAL PROPERTIES                          279            -                    -             279
OTHER NON-PRODUCING PROPERTIES                         (8,396)           -                    -          (8,396)
INCOME AND MINING TAXES                                  (841)         124                    -            (717)
                                               ----------------------------         ----------------------------

NET EARNINGS                                            7,118       25,468              (29,784)          2,802
                                               ============================         ============================

WEIGHTED-AVERAGE NUMBER OF SHARES                 211,411,000                4 (b)   18,000,000     229,411,000

PRO FORMA BASIC AND DILUTED EARNINGS PER SHARE                                                    $        0.01
                                                                                                  ==============

BREAKWATER RESOURCES LTD.
Notes to Pro Forma Consolidated Financial Statements
Six Months Ended June 30, 2004 and Year Ended December 31, 2003 (unaudited) (EXPRESSED IN THOUSANDS OF CANADIAN DOLLARS)


1.      BASIS OF PRESENTATION

        The accompanying unaudited pro forma consolidated financial statements (the "Statements") give effect to the acquisition by Breakwater Resources Ltd. ("Breakwater") of all of the outstanding shares of Boliden Westmin Canada Ltd. ("BWCL") and certain indebtedness owed by BWCL to an affiliate of BWCL (collectively the "Transaction"), as if it had occurred as at:

        o June 30, 2004 for the purposes of the unaudited pro forma consolidated balance sheet; and

        o January 1, 2003 for the purposes of the unaudited pro forma consolidated statement of operations for the six-month period ended June 30, 2004 and year ended December 31, 2003.

        The Statements have been prepared by management in accordance with Canadian generally accepted accounting principles.

        The Statements have been prepared using the following information:

        (a) Audited consolidated financial statements of Breakwater as at and for the year ended December 31, 2003;

        (b) Audited consolidated financial statements of BWCL as at and for the year ended December 31, 2003;

        (c) Unaudited consolidated interim financial statements of Breakwater as at and for the six months ended June 30, 2004;

        (d) Unaudited consolidated interim financial statements of BWCL as at and for the six months ended June 30, 2004;

        (e) Certain assets and liabilities of BWCL were assigned or forgiven, prior to and as a condition of the Transaction, and have therefore been removed from the Statements as noted below;

        (f) Such other supplementary information as was considered necessary to reflect the Transaction in the Statements.

        The Statements are not necessarily indicative of the results of operations or the financial position that would have resulted had the Transaction been effected on the dates indicated, or the results that may be obtained in the future.

        Certain elements of the Breakwater and BWCL consolidated financial statements have been reclassified to provide a consistent classification format.

        The Statements have been prepared based on a preliminary allocation of the purchase consideration, and may be adjusted subsequently on completion of the allocation.

2.      PRO FORMA CONSOLIDATED BALANCE SHEET

        The unaudited pro forma consolidated balance sheet gives effect to the following transactions and assumptions as if they had occurred at the balance sheet date, June 30, 2004:

        a) The acquisition of all of the outstanding shares of BWCL and certain indebtedness owed by BWCL to an affiliate of BWCL for total consideration of $11,702,000 comprised of the following:
                o       Cash of $3,625,000;
                o 18,000,000 common shares of Breakwater for an ascribed value of $7,361,000 ;
                o 5,000,000 warrants of Breakwater, exercisable for the same number of common shares, for an ascribed value of $157,000; and
                o       Costs of $559,000.

        b) Certain assets and liabilities of BWCL were removed from the BWCL statements because the parties agreed that such assets and liabilities would be assigned or forgiven (the "Pre-closing Transactions") prior to and as a condition of the Transaction:
                o Assignment to Boliden Limited ("Boliden") of the $16,297,000 of reclamation liability related to a non-acquired asset;
                o Forgiveness by Boliden of $292,835,000 of inter-company debts;
                o Forgiveness by BWCL of $16,183,000 of inter-company accounts receivable;
                o Assignment to Boliden of $67,000 of other accounts receivable related to a non-acquired asset;
                o Assignment to Boliden of $188,000 of mortgage receivables related to a non-acquired asset;
                o Assignment to Boliden of $97,000 of accounts payable related to a non-acquired asset; and
                o Assignment of the shares of a non-acquired asset to an affiliate of Boliden.

        c) Long-term investments were increased by $1,094,000 to reflect the fair market value of certain investments, namely the Expatriate Resources Ltd. shares and the Taseko Mines Ltd. debenture acquired;

        d) Mineral properties and fixed assets were decreased by $2,996,000 to reflect the fair value of the mineral properties and fixed assets acquired;

        e) Elimination of BWCL share capital of $157,205,000 and deficit of $436,392,000.

3.      PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

        The unaudited pro forma consolidated statements of operations for the six months ended June 30, 2004 and for the year ended December 31, 2003 give effect to the following assumed transactions and assumptions as if they had taken place at January 1, 2003:

        a) Removal of foreign exchange (gains) losses related to inter-company receivables and debt eliminated by certain Pre-closing Transactions; $5,171,000 loss (in the six months ended June 30, 2004) and $29,878,000 gain (in the year ended December 31, 2003);
        b) Removal of interest and financing expenses related to inter-company receivables and debt eliminated by certain Pre-closing Transactions; $736,000 (in the six months ended June 30, 2004) and $555,000 (in the year ended December 31, 2003);
        c) Removal of $405,000 (in the year ended December 31, 2003) loss from Investment and other expense (income) related to non-acquired assets as a result of certain Pre-closing Transactions
        d) Removal of $866,000 (in the year ended December 31, 2003) from Gain on sale of capital assets related to non-acquired assets as a result of certain Pre-closing Transactions.

4.      PRO FORMA EARNINGS PER SHARE

        a) The pro forma weighted-average number of common shares of Breakwater outstanding after giving effect to the Transaction is 362,156,000 for the six month period ended June 30, 2004, this reflects the issuance of 18,000,000 common shares of Breakwater on the assumption that these common shares were issued on January 1, 2004.
        b) The pro forma weighted-average number of common shares of Breakwater outstanding after giving effect to the Transaction is 229,411,000 for the year ended December 31, 2003, reflecting the issuance of 18,000,000 common shares of Breakwater on the assumption that these shares were issued at January 1, 2003.

BOLIDEN WESTMIN (CANADA) LIMITED
CONSOLIDATED BALANCE SHEETS
AS AT JUNE 30, 2004 AND DECEMBER 31, 2003
UNAUDITED
-------------------------------------------------------------------------------------------------
(In Canadian dollars)

                                                              June 30, 2004    December 31, 2003
                                                          ------------------  -------------------
ASSETS

CURRENT
  Cash and cash equivalents                                  $    3,153,481       $    1,160,028
  Accounts and metal settlements receivable                       6,148,641            3,506,331
  Inventories                                                     8,689,946           10,608,301
  Prepaid expenses                                                1,275,307              185,314
-------------------------------------------------------------------------------------------------
                                                                 19,267,374           15,459,974

DUE FROM COMPANIA MINERA LOMAS BAYAS                             16,183,145           22,148,799
LONG-TERM INVESTMENTS                                             7,322,343            7,519,408
CAPITAL ASSETS                                                   35,831,030           23,892,518
-------------------------------------------------------------------------------------------------
                                                             $   78,603,892       $   69,020,699
=================================================================================================

LIABILITIES

CURRENT
Accounts payable and accrued liabilities                     $   13,027,064       $   11,202,797
Current portion of long-term debt (Note 8)                                -            4,600,800
Current portion of capital lease obligations (Note 8)               600,000              398,832
-------------------------------------------------------------------------------------------------
                                                                 13,627,064           16,202,429

LONG-TERM DEBT                                                            -            4,600,800
CAPITAL LEASE OBLIGATIONS                                           269,681              407,086
RECLAMATION AND OTHER ENVIRONMENTAL
OBLIGATIONS                                                      48,597,513           50,878,707
DUE TO RELATED PARTIES                                          292,835,441          307,867,903
EMPLOYEE FUTURE BENEFITS                                          2,460,987            2,448,200
-------------------------------------------------------------------------------------------------
                                                                357,790,686          382,405,125

SHAREHOLDER'S NET CAPITAL DEFICIENCY
Share capital (Note 12)                                         157,205,123          157,205,123
Deficit                                                        (436,391,916)        (470,589,549)
-------------------------------------------------------------------------------------------------
                                                               (279,186,793)        (313,384,426)
-------------------------------------------------------------------------------------------------
                                                                 78,603,893           69,020,699
=================================================================================================

BOLIDEN WESTMIN (CANADA) LIMITED
CONSOLIDATED STATEMENTS OF OPERATIONS AND DEFICIT
SIX MONTHS ENDED JUNE 30, 2004 AND 2003
(IN CANADIAN DOLLARS)
===============================================================================================

                                                            June 30, 2004        June 30, 2003
                                                        ------------------   ------------------

REVENUE                                                    $   66,069,583       $   71,712,265
-----------------------------------------------------------------------------------------------

EXPENSES
Cost of metal and other product sales                          65,909,908           72,078,511
Depletion and depreciation                                      3,576,224            3,689,523
Mineral exploration                                               586,236               21,496
-----------------------------------------------------------------------------------------------
                                                               70,072,368           75,789,530

-----------------------------------------------------------------------------------------------
LOSS BEFORE THE FOLLOWING                                      (4,022,784)          (4,077,265)
-----------------------------------------------------------------------------------------------

GENERAL AND ADMINISTRATIVE EXPENSES                             1,297,606            1,386,450
LOSS ON INVESTMENTS                                                72,070                    -
GAIN ON SALE OF CAPITAL ASSETS                                          -              (64,987)
INTEREST EXPENSE                                                  786,008              247,471
UNREALIZED FOREIGN EXCHANGE GAIN                                5,344,415          (26,726,529)
-----------------------------------------------------------------------------------------------
                                                                7,500,100          (25,157,596)
-----------------------------------------------------------------------------------------------
INCOME (LOSS) BEFORE CAPITAL AND
MINING TAXES                                                  (11,502,884)          21,080,330
CAPITAL AND MINING TAXES                                           64,982               28,118
-----------------------------------------------------------------------------------------------
NET INCOME (LOSS) FOR THE YEAR                                (11,567,867)          21,052,213


        See accompanying Notes to the Consolidated Financial Statements.

AUDITORS' REPORT AND CONSOLIDATED FINANCIAL STATEMENTS OF


BOLIDEN WESTMIN (CANADA) LIMITED


DECEMBER 31, 2003 AND 2002

AUDITORS' REPORT


To the Shareholder of
Boliden Westmin (Canada) Limited


We have audited the consolidated balance sheets of Boliden Westmin (Canada) Limited as at December 31, 2003 and 2002 and the consolidated statements of operations and deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with Canadian generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 2003 and 2002 and the results of its operations and its cash flows for the years then ended in accordance with Canadian generally accepted accounting principles.

/s/ Deloitte & Touche LLP

Chartered Accountants
Vancouver, British Columbia
June 11, 2004


BOLIDEN WESTMIN (CANADA) LIMITED
CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2003 AND 2002
(IN CANADIAN DOLLARS)
================================================================================================
                                                                       2003              2002
                                                             ---------------- ----------------
ASSETS

CURRENT
  Cash and cash equivalents                                   $    5,768,758    $    1,160,028
  Accounts and metal settlements receivable (Note 3)              10,563,863         3,506,331
  Inventories (Note 4)                                             3,650,417        10,608,301
  Prepaid expenses                                                   440,077           185,314
------------------------------------------------------------------------------------------------
                                                                  20,423,115        15,459,974
DUE FROM COMPANIA MINERA LOMAS BAYAS (Note 5)                     18,121,745        22,148,799
LONG-TERM INVESTMENTS (Note 6)                                     6,975,305         7,519,408
CAPITAL ASSETS (Note 7)                                           33,391,367        23,892,518
------------------------------------------------------------------------------------------------
                                                              $   78,911,532    $   69,020,699
================================================================================================

LIABILITIES

CURRENT
  Accounts payable and accrued liabilities                    $    9,539,939    $   11,202,797
  Current portion of long-term debt (Note 8)                       3,928,800         4,600,800
  Current portion of capital lease obligations (Note 8)              795,021           398,832
------------------------------------------------------------------------------------------------
                                                                  14,263,760        16,202,429

LONG-TERM DEBT (Note 8)                                                    -         4,600,800
CAPITAL LEASE OBLIGATIONS (Note 8)                                   195,408           407,086
RECLAMATION AND OTHER ENVIRONMENTAL
  OBLIGATIONS (Note 9)                                            48,821,605        49,579,149
DUE TO RELATED PARTIES (Note 10)                                 299,635,899       307,867,903
EMPLOYEE FUTURE BENEFITS (Note 11)                                 2,612,300         2,448,200
------------------------------------------------------------------------------------------------
                                                                 365,528,972       381,105,567
------------------------------------------------------------------------------------------------

SHAREHOLDER'S NET CAPITAL DEFICIENCY

Share capital (Note 12)                                          157,205,123       157,205,123
Deficit                                                         (443,822,563)     (469,289,991)
------------------------------------------------------------------------------------------------
                                                                (286,617,440)     (312,084,868)
------------------------------------------------------------------------------------------------
                                                              $   78,911,532    $   69,020,699
================================================================================================

GOING CONCERN (Note 1)
COMMITMENTS AND CONTINGENCIES (Notes 1 and 13)


APPROVED BY THE BOARD


---------------------------------------                  ---------------------------------------
Director                                                 Director


                 See accompanying Notes to the Consolidated Financial Statements.


BOLIDEN WESTMIN (CANADA) LIMITED
CONSOLIDATED STATEMENTS OF OPERATIONS AND DEFICIT
YEARS ENDED DECEMBER 31, 2003 AND 2002
(IN CANADIAN DOLLARS)
=====================================================================================

                                                           2003                 2002
                                              ------------------   ------------------
REVENUE                                          $  115,769,111       $   79,254,163
-------------------------------------------------------------------------------------

EXPENSES
  Cost of metal and other product sales             111,736,518           83,641,029
  Depletion and depreciation                          5,809,023            3,373,684
  Mineral exploration                                   464,888                  340
-------------------------------------------------------------------------------------
                                                    118,010,429           87,015,053
-------------------------------------------------------------------------------------
LOSS BEFORE THE FOLLOWING                            (2,241,318)          (7,760,890)
-------------------------------------------------------------------------------------

GENERAL AND ADMINISTRATIVE EXPENSES                   2,451,497            2,757,301
LOSS (GAIN) ON INVESTMENTS                              544,103              (48,139)
GAIN ON SALE OF CAPITAL ASSETS                         (930,601)                   -
INTEREST INCOME                                               -               (1,540)
INTEREST EXPENSE                                        850,220              185,382
UNREALIZED FOREIGN EXCHANGE GAIN                    (29,877,608)          (2,623,837)
REALIZED FOREIGN EXCHANGE GAIN                         (870,264)            (258,277)
-------------------------------------------------------------------------------------
                                                    (27,832,653)              10,890
-------------------------------------------------------------------------------------
INCOME (LOSS) BEFORE CAPITAL AND
  MINING TAXES                                       25,591,335           (7,771,780)
CAPITAL AND MINING TAXES (RECOVERY)                     123,907             (545,668)
-------------------------------------------------------------------------------------
NET INCOME (LOSS) FOR THE YEAR                       25,467,428           (7,226,112)
DEFICIT, BEGINNING OF YEAR                         (469,289,991)        (462,063,879)
-------------------------------------------------------------------------------------
DEFICIT, END OF YEAR                             $ (443,822,563)      $ (469,289,991)
=====================================================================================


           See accompanying Notes to the Consolidated Financial Statements.

BOLIDEN WESTMIN (CANADA) LIMITED
CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 2003 AND 2002
(IN CANADIAN DOLLARS)
-------------------------------------------------------------------------------------------------

                                                                         2003               2002
                                                              ----------------   ----------------
OPERATING ACTIVITIES
  Net income (loss) for the year                                $   25,467,428    $   (7,226,112)
  Items not affecting cash:
    Depletion and depreciation                                       5,809,023         3,373,684
    Gain on sale of capital assets                                   (930,601)                 -
    Loss (gain) on investments                                        544,103            (48,139)
    Unrealized foreign exchange gain                              (29,877,608)        (2,623,837)
    Reclamation expense                                             1,895,827          1,895,827
    Decrease in reclamation obligation                             (2,653,371)        (3,191,023)
    Increase (decrease) in employee future benefits, net              164,100            (70,363)
    Net change in non-cash operating working capital
      items (Note 16 (a))                                          (2,017,269)        (3,107,382)
-------------------------------------------------------------------------------------------------
                                                                   (1,598,368)       (10,997,345)
-------------------------------------------------------------------------------------------------

INVESTING ACTIVITIES
  Additions to capital assets                                     (14,603,889)        (9,631,260)
  Proceeds on disposal of capital assets                              930,601                  -
  Proceeds from disposal of investments                                     -            719,296
-------------------------------------------------------------------------------------------------
                                                                  (13,673,288)        (8,911,964)
-------------------------------------------------------------------------------------------------

FINANCING ACTIVITIES
  Increase in due to related parties                               25,672,658          7,591,023
  (Repayment of) proceeds from long-term debt                      (5,272,800)         9,201,600
  Repayment of capital lease obligations                             (519,472)          (334,286)
-------------------------------------------------------------------------------------------------
                                                                   19,880,386         16,458,337
-------------------------------------------------------------------------------------------------
INCREASE (DECREASE) IN CASH AND CASH
  EQUIVALENTS                                                       4,608,730         (3,450,972)
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR                        1,160,028          4,611,000
-------------------------------------------------------------------------------------------------
CASH AND CASH EQUIVALENTS, END OF YEAR                          $   5,768,758     $    1,160,028
=================================================================================================

                  See accompanying Notes to the Consolidated Financial Statements.

BOLIDEN WESTMIN (CANADA) LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2003 AND 2002
(IN CANADIAN DOLLARS, EXCEPT PERCENTAGES)
--------------------------------------------------------------------------------

1.      GOING CONCERN BASIS

        The consolidated financial statements of Boliden Westmin (Canada) Limited (the "Company") have been prepared on a going concern basis, which assumes that the Company will be able to realize the carrying value of its assets and discharge its liabilities in the normal course of operations. Accordingly, the accompanying consolidated financial statements do not include any adjustments to the carrying values and classification of assets and liabilities that might be necessary should the Company be unable to continue as a going concern.

        The Company has incurred significant operating losses in 2003 and 2002 and is dependent upon the continued financial support of its ultimate parent, Boliden AB ("Boliden"), to continue operations. As well, the Company requires significant capital expenditures to complete modifications to its tailings facility to meet recommended design standards for seismic stability and is required to incur certain capital expenditures in order to be able to continue its operations in accordance with its mine plan.

        At December 31, 2003 and 2002, the Company has significant loans payable to related parties which it would not be able to repay in the normal course of operations. The Company's ability to realize the carrying value of its assets in the normal course of operations is dependent upon, among other things, receipt of governmental approvals for and completion of the required capital expenditures, including completion of the tailings facility modifications, sourcing of additional capital and continuation of operations in accordance with plans. There can be no assurance that the Company will be successful with these initiatives.

2.      SIGNIFICANT ACCOUNTING POLICIES

        These consolidated financial statements have been prepared in accordance with Canadian generally accepted accounting principles. The principal accounting policies followed by the Company are summarized below:

        (A)     BASIS OF CONSOLIDATION

                The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries: Gibraltar Mines Finance Limited ("GMFL") and Gibraltar Mines Exploration Ltd., which was wound up in February 2003. Intercompany transactions and balances have been eliminated upon consolidation.

        (B)     TRANSLATION OF FOREIGN CURRENCIES

                Monetary assets and liabilities denominated in foreign currencies are translated into Canadian dollars at exchange rates in effect at the balance sheet date and non-monetary assets and liabilities at exchange rates in effect at the time of acquisition or issue. Revenue and expenses are translated at rates approximating the exchange rate in effect at the time of the transaction. All exchange gains and losses are included in operations.

BOLIDEN WESTMIN (CANADA) LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2003 AND 2002
(IN CANADIAN DOLLARS, EXCEPT PERCENTAGES)
--------------------------------------------------------------------------------

2.      SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

        (C)     REVENUE RECOGNITION AND METAL SETTLEMENTS RECEIVABLE

                Estimated revenue, based upon prevailing metal prices, is recorded in the financial statements when title to the concentrate transfers to the customer. The estimated revenue is subject to adjustment upon final settlement, which is usually four to five months after the date of shipment. These adjustments reflect changes in metal prices, currency rates and quantities arising from final weight and assay calculations, and are accounted for when known.

        (D)     CASH

                Cash and cash equivalents consist of balances with banks and investments in money market instruments with remaining terms to maturity at the date of acquisition of three months or less. At December 31, 2003 and 2002, there were no investments in money market instruments.

        (E)     INVENTORY

                Concentrate inventories are valued at the lower of production cost to produce saleable metal and net realizable value. Materials and supplies inventories are valued at the lower of average cost of acquisition and net realizable value.

        (F)     CAPITAL ASSETS

                Mining properties, plant and equipment, including related capitalized development and preproduction expenditures, are recorded at cost. Repairs and maintenance expenditures are charged to operations; major betterments and replacements are capitalized.

                Mining properties are depleted on a unit-of-production basis using estimated proven and probable reserves as the basis for depletion. The plant and equipment and other capital assets used in mining operations are depreciated on a straight-line basis for immobile assets and on a unit of production basis for mobile assets.

                Mine development costs incurred to maintain the current production of operating mines are included in operating costs. Mine development costs incurred to expand the capacity of operating mines, to develop new ore bodies or to develop mine areas substantially in advance of current production are capitalized and charged to operations over the estimated economic life of the mine.

BOLIDEN WESTMIN (CANADA) LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2003 AND 2002
(IN CANADIAN DOLLARS, EXCEPT PERCENTAGES)
--------------------------------------------------------------------------------

2.      SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

        (F)     CAPITAL ASSETS (CONTINUED)

                When events or changes in circumstances indicate that the carrying amount of a capital asset will not be recoverable, an impairment loss is recognized and the cost is written down to its net recoverable amount based on estimated undiscounted future net cash flows using the Company's estimate of long-term metal prices, exchange rates and mining plans.

        (G)     LONG-TERM INVESTMENTS

                Investments in shares of other companies are accounted for using the cost method and are carried at cost, less amounts written off to reflect impairments in values that are considered other than temporary. Investment income is included in operations when received or receivable.

        (H)     RECLAMATION AND OTHER ENVIRONMENTAL OBLIGATIONS

                The Company provides for estimated reclamation and site restoration costs, where reasonably determinable, net of salvage value, on a straight-line basis over the estimated economic life of the related mine. Costs are based on engineering estimates of the anticipated method and extent of site restoration. Estimates of the ultimate reclamation and site restoration costs are based on current laws and regulations and expected costs to be incurred, all of which are subject to possible changes thereby impacting current determinations.

                Accruals for other environmental costs (including the modifications to the tailings facilities) are expensed when the obligation is reasonably determinable.

        (I)     INCOME TAXES

                The provision for income taxes is based on the liability method. Future income taxes arise from the recognition of the tax consequences of differences between the carrying amounts and the tax bases of assets and liabilities, and tax carryforwards, using substantively enacted statutory tax rates applicable to future years when these temporary differences are expected to reverse or the losses are expected to be utilized. The Company records a valuation allowance against any portion of those future income tax assets that it believes will, more likely than not, fail to be realized.

BOLIDEN WESTMIN (CANADA) LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2003 AND 2002
(IN CANADIAN DOLLARS, EXCEPT PERCENTAGES)
--------------------------------------------------------------------------------

2.      SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

        (J)     EMPLOYEE FUTURE BENEFITS

                The cost of pensions and post-retirement benefits earned by employees is actuarially determined using the projected benefit method prorated on service and management's best estimate of expected plan investment performance, salary escalation, retirement ages of employees and expected health care costs.

                For the purpose of calculating the expected return on plan assets, those assets are valued at fair value.

                The excess of the net actuarial gain (loss) over 10% of the greater of the benefit obligation and the fair value of the plan assets is amortized over the average remaining service period of active employees for each respective plan.

        (K)     USE OF ESTIMATES

                Generally accepted accounting principles require management to make assumptions and estimates that affect the reported amounts and other disclosures in these consolidated financial statements. Actual results may differ from those estimates.

                Significant estimates used in the preparation of these consolidated financial statements include, amongst other things, the recoverability of accounts and metal settlements receivable, future income tax assets and investments, the proven and probable ore reserves, the estimated net realizable value of metals inventories, the expected economic lives of and the estimated future operating results and net cash flows from producing mining property, plant and equipment, and the anticipated costs of reclamation obligations.


3.      ACCOUNTS AND METAL SETTLEMENTS RECEIVABLE

                                                            2003               2002
                                                 ----------------   ----------------

        Concentrate and metal settlements           $  9,763,450       $  1,448,775
        Other accounts receivable                        800,413          2,057,556
        ----------------------------------------------------------------------------
                                                    $ 10,563,863       $  3,506,331
        ============================================================================

BOLIDEN WESTMIN (CANADA) LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2003 AND 2002
(IN CANADIAN DOLLARS, EXCEPT PERCENTAGES)
--------------------------------------------------------------------------------

4.      INVENTORIES

                                                            2003               2002
                                                 ----------------   ----------------
        Concentrate inventory                       $   578,473        $  7,405,726
        Materials and supplies                        3,071,944           3,202,575
        ----------------------------------------------------------------------------
                                                    $ 3,650,417        $ 10,608,301
        ============================================================================

5.      DUE FROM COMPANIA MINERA LOMAS BAYAS

        This receivable in GMFL arose in 2001 when Boliden Limited sold its interest in the Lomas Bayas SX-EW copper project and adjacent Fortuna de Cobre copper deposit located in Chile. The amount due to GMFL at December 31, 2003 consists of a note of U.S.$14,021,777 (2002 - U.S.$14,021,777) (see Note 18).

6.      LONG-TERM INVESTMENTS

                                                                         2003             2002
                                                                --------------   --------------
        Taseko Mines Limited convertible debenture (a)            $ 5,000,000      $ 5,000,000
        Shares of Expatriate Resources Inc. (b)                     1,604,812        2,324,000
        Shares of Strata Gold Corporation (b)                         203,085                -
        Employee receivables                                          160,400          188,400
        Other                                                           7,008            7,008
        ---------------------------------------------------------------------------------------
                                                                  $ 6,975,305      $ 7,519,408
        =======================================================================================

BOLIDEN WESTMIN (CANADA) LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2003 AND 2002
(IN CANADIAN DOLLARS, EXCEPT PERCENTAGES)
--------------------------------------------------------------------------------

6.      LONG-TERM INVESTMENTS (CONTINUED)

        (a) On July 21, 1999, the Company, in exchange for a loan of $17 million, received a convertible debenture from Taseko Mines Ltd. ("Taseko") which matures on July 21, 2009. In 1999, the Company recorded an impairment of $12 million on the loan receivable. The principal sum does not bear interest and is not secured by any charge or mortgage on any assets of Taseko.

                The debenture was convertible at the option of the Company during the first year at market price at the date of issue. From the first anniversary of the date of issuance to the tenth anniversary, the conversion price shall increase by $0.25 per year cumulatively.

                From the fifth anniversary from the date of issuance until the tenth anniversary, the outstanding principal may, at the election of Taseko, be converted into Taseko common shares at the then prevailing market price.

        (b) During the year ended December 31, 2003, the Company exchanged its shares in Expatriate Resources Inc. ("Expatriate") into Expatriate special shares on a 1:1 basis. Each special share was then exchanged for one new Expatriate common share and one Expatriate Class B preferred share ("Preferred Share"). Each Preferred Share was redeemed by Expatriate for a redemption price equal to 0.118626 of a share of StrataGold Corporation ("StrataGold"). The redemption price was paid by the transfer of the shares of StrataGold to the holders of the Preferred Shares. The cost of the new Expatriate common shares and the shares in StrataGold were based on the pro rata value of the estimated fair value of the new Expatriate common shares and the StrataGold shares at the date of exchange.

        At December 31, 2003, the Company held 8,150,000 common shares (11.4%) of Expatriate (2002 - 8,150,000 (16.3%)) and 966,802 common shares
        (3.5%) of StrataGold (2002 - Nil). The market values of these shares at December 31, 2003 were $2,934,000 and $406,000, respectively (2002 -
        $1,509,000 and $Nil).

7.      CAPITAL ASSETS

                                                              2003                           2002
                                        ----------------------------------------------- --------------
                                                           Accumulated       Net Book       Net Book
                                              Cost        Depreciation        Value          Value
                                        ---------------  --------------  -------------- --------------
        Mining properties                $ 238,450,712   $ 221,719,017    $ 16,731,695   $ 12,843,014
        Plant and equipment                229,125,507     214,153,268      14,972,239     10,501,816
        Equipment under capital lease        3,473,259       1,791,826       1,681,433        541,688
        Other capital assets                 1,087,756       1,081,756           6,000          6,000
        ----------------------------------------------------------------------------------------------
                                         $ 472,137,234   $ 438,745,867    $ 33,391,367   $ 23,892,518
        ==============================================================================================

BOLIDEN WESTMIN (CANADA) LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2003 AND 2002
(IN CANADIAN DOLLARS, EXCEPT PERCENTAGES)
--------------------------------------------------------------------------------

8.      LONG-TERM LOAN AND CAPITAL LEASE OBLIGATIONS

                                                                          2003             2002
                                                                ---------------   --------------
        (I)    LOAN
               U.S. dollar loan of $3,000,000 which bears
                interest at three-month LIBOR plus 1.5%,
                is secured by a floating charge over the
                Company's current assets and is repayable
                in quarterly principal instalments of
                U.S.$1,500,000 until June 2004.                   $  3,928,800     $  9,201,600
               Less current portion                                 (3,928,800)      (4,600,800)
               ---------------------------------------------------------------------------------
                                                                  $          -     $  4,600,800
               =================================================================================

        (II)   EQUIPMENT LEASES

               The Company's capital leases are at fixed
                interest rates of between 5.25% and 6.70%
                (2002 - between 5.25% and  6.70%).                $    990,429     $    805,918
               Less current portion, excluding interest               (795,021)        (398,832)
               ---------------------------------------------------------------------------------
                                                                  $    195,408     $    407,086
               =================================================================================

                The future minimum lease payments for each of the next five years until the leases expire are as follows:

                       2004                              $   851,652
                       2005                                   72,795
                       2006                                   72,795
                       2007                                   54,602
                       2008                                   30,827
                       ----------------------------------------------
                                                           1,082,671
                       Less imputed interest expense          92,242
                       ----------------------------------------------
                                                         $   990,429
                       ==============================================

BOLIDEN WESTMIN (CANADA) LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2003 AND 2002
(IN CANADIAN DOLLARS, EXCEPT PERCENTAGES)
--------------------------------------------------------------------------------

9.      RECLAMATION AND OTHER ENVIRONMENTAL OBLIGATIONS

        (a) The Company's mining operations are subject to reclamation and closure requirements. Minimum standards for mine reclamation have been established by various governmental agencies, which affect certain operations of the Company. A reserve for mine reclamation costs has been established for restoring certain abandoned and currently disturbed mining areas, based upon estimates of costs to comply with existing reclamation standards. Mine reclamation costs for operating properties are accrued on a straight-line basis over the remaining useful life of the mine. The Company's estimate of its ultimate accrual for reclamation costs may change due to changes in laws and regulations, and interpretation thereof, and changes in cost estimates. Changes in estimated amounts, which affect reclamation cost accrual rates, are accounted for on a prospective basis. Actual costs incurred are offset against the amount of the obligation in the period they are incurred.

                                                                2003              2002
                                                     ----------------   ---------------
                Opening balance                         $ 30,709,857      $ 29,481,956
                Increase in obligation:
                 Amounts accrued                           1,895,827         1,895,827
                Decrease in obligation:
                 Work performed                           (1,079,473)         (667,926)
                -----------------------------------------------------------------------
                Closing balance                         $ 31,526,211      $ 30,709,857
                =======================================================================

        (b) The Company's operations require significant capital expenditures to complete modifications to its tailings facility at the Myra Falls operation. The modifications are intended to enable the tailings facility to meet recommended design standards for seismic stability. The Company expects to complete the work required by 2007. The Company has recorded the full amount of the estimated obligation and is offsetting actual expenditures incurred against the obligation.

                                                                2003              2002
                                                     ----------------   ---------------
                Opening balance                         $ 18,869,292      $ 21,392,389
                Decrease in obligation:
                Work performed                            (1,573,898)       (2,523,097)
                -----------------------------------------------------------------------
                Closing balance                         $ 17,295,394      $ 18,869,292
                =======================================================================

BOLIDEN WESTMIN (CANADA) LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2003 AND 2002
(IN CANADIAN DOLLARS, EXCEPT PERCENTAGES)
--------------------------------------------------------------------------------

10.     DUE TO RELATED PARTIES

                                                                                 2003               2002
                                                                     -----------------   ----------------
        Due to Boliden Limited, US$120,614,237
          (2002 - US$120,614,267),  non-interest bearing,
          unsecured and with no specific terms of repayment.            $  156,376,358     $  190,281,020
        Due to Boliden Limited, non-interest bearing,
          unsecured and with no specific terms of repayment.               113,779,450        113,779,450
        Due to Boliden Mineral AB, bearing interest at a rate
          based on LIBOR, unsecured, renewable monthly, and
          with no specific terms of repayment.                              28,082,722          2,511,113
        Due to Boliden Mineral AB, SEK 4,332,084 (2002 - Nil)
          bearing interest at a rate based on LIBOR, unsecured,
          renewable monthly, and with no specific terms of
          repayment.                                                           829,428                  -
        Other Boliden group companies, non-interest bearing,
          unsecured, and with no specific terms of repayment.                  567,941          1,296,320
        -------------------------------------------------------------------------------------------------
                                                                        $  299,635,899     $  307,867,903
        =================================================================================================

11.     EMPLOYEE FUTURE BENEFITS

        The Company's unionized hourly employees have a defined benefit plan. The hourly employees benefits under this plan are specified by a collective agreement. Actuarial reports for this hourly plan are prepared every three years, with January 1, 2003 being the most recent valuation. The Company also provides extended health and dental benefits for certain employees in Canada.

BOLIDEN WESTMIN (CANADA) LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2003 AND 2002
(IN CANADIAN DOLLARS, EXCEPT PERCENTAGES)
--------------------------------------------------------------------------------

11.     PENSION PLANS (CONTINUED)

        Information about the Company's benefit plans as at December 31, 2003 are as follows:

                                                                                  Post-retirement
                                                                                         benefits
                                                                     Pension           other than
                                                                    benefits             pensions
                                                              ---------------   ------------------
        Expected long-term rate of return on plan assets               7.75%                6.75%
        Discount rate on accrued pension obligations                   6.75%                6.25%
        Extended health care rate of expense increase                    - %          12% for the
                                                                                 first ten years,
                                                                                    5% thereafter
        Dental care rate of expense increase                             - %                4.00%
        Pension expenses:
          Current service cost                                 $  1,053,800       $       80,000
          Interest cost of projected benefit obligation           1,804,500              125,500
          Expected return on pension fund assets                 (1,341,100)                   -
          Net amortization, deferrals and other                     521,900               77,900
        ------------------------------------------------------------------------------------------
                                                               $  2,039,100       $      283,400
        ==========================================================================================

        Plan assets:
          Market value of plan assets, beginning of year       $ 16,639,200       $            -
          Actual return on plan assets                            2,089,600                    -
          Employer contributions                                  2,110,500               47,900
          Benefits paid                                            (779,700)             (47,900)
        ------------------------------------------------------------------------------------------
          Market value of plan assets, end of year             $ 20,059,600       $            -
        ==========================================================================================

        Accrued benefit obligation:
          Accrued benefit obligation, beginning of year        $ 26,069,600       $    1,803,300
          Current service cost                                    1,053,800               80,000
          Interest cost                                           1,804,500              125,500
          Benefits paid                                            (779,700)             (47,900)
          Actuarial (gain) loss                                   1,926,100              106,000
        ------------------------------------------------------------------------------------------
        Accrued benefit obligation, end of year                $ 30,074,300       $    2,066,900
        ==========================================================================================

        Plan assets                                            $ 20,059,600       $            -
        Benefit obligations                                     (30,074,300)          (2,066,900)
        Unamortized transitional asset                            8,481,700              987,600
        ------------------------------------------------------------------------------------------
        Pension (liability) asset                              $ (1,533,000)      $   (1,079,300)
        ==========================================================================================

BOLIDEN WESTMIN (CANADA) LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2003 AND 2002
(IN CANADIAN DOLLARS, EXCEPT PERCENTAGES)
--------------------------------------------------------------------------------

11.     PENSION PLANS (CONTINUED)

        Information about the Company's benefit plans as at December 31, 2002 are as follows:

                                                                                  Post-retirement
                                                                                         benefits
                                                                     Pension           other than
                                                                    benefits             pensions
                                                              ---------------   ------------------
        Expected long-term rate of return on plan assets               8.00%                  7.00%
        Discount rate on accrued pension obligations                   7.00%                  6.75%
        Extended health care rate of expense increase                    - %                 10.00%
        Dental care rate of expense increase                             - %                  3.00%
        Pension expenses:
          Current service cost                                 $    880,600          $      38,900
          Interest cost of projected benefit obligation           1,481,600                 59,600
          Expected return on pension fund assets                 (1,426,100)                    -
          Net amortization, deferrals and other                          -                      -
        ------------------------------------------------------------------------------------------
                                                               $    936,100          $     98,500
        ==========================================================================================

        Plan assets:
          Market value of plan assets, beginning of year       $ 17,808,900          $         -
          Actual return on plan assets                           (1,205,300)                   -
          Employer contributions                                    862,300                16,200
          Benefits paid                                            (826,700)              (16,200)
        ------------------------------------------------------------------------------------------
          Market value of plan assets, end of year             $ 16,639,200          $         -
        ==========================================================================================

        Accrued benefit obligation:
          Accrued benefit obligation, beginning of year        $ 20,697,700          $    820,100
          Current service cost                                      880,600                38,900
          Interest cost                                           1,481,600                59,600
          Benefits paid                                            (826,700)              (16,200)
          Actuarial (gain) loss                                   3,836,400               900,900
        ------------------------------------------------------------------------------------------
          Accrued benefit obligation, end of year              $ 26,069,600          $  1,803,300
        ==========================================================================================

        Plan assets                                            $ 16,639,200          $         -
        Benefit obligations                                     (26,069,600)           (1,803,300)
        Unamortized transitional asset                            7,826,000               959,500
        ------------------------------------------------------------------------------------------
        Pension (liability) asset                              $ (1,604,400)         $   (843,800)
        ==========================================================================================

BOLIDEN WESTMIN (CANADA) LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2003 AND 2002
(IN CANADIAN DOLLARS, EXCEPT PERCENTAGES)
--------------------------------------------------------------------------------

12.     SHARE CAPITAL

                                                               2003                    2002
                                               ---------------------   ---------------------
        Issued and outstanding
          10,000 Class A common shares              $    74,652,518         $    74,652,518
          11,057 Class B common shares                   82,552,605              82,552,605
        ------------------------------------------------------------------------------------
                                                    $   157,205,123         $   157,205,123
        ------------------------------------------------------------------------------------

13.     COMMITMENTS AND CONTINGENCIES

        (a) The Company has, in the normal course of business, entered into various long-term contracts which include commitments for future operating payments under contracts for equipment rentals and other arrangements as follows:

                        2004                                 $ 2,021,000
                        2005                                   1,318,000
                        2006                                     695,000
                        2007                                     467,000
                        2008                                     364,000
                        Thereafter to 2012                     1,300,000
                        -------------------------------------------------
                                                             $ 6,165,000
                        -------------------------------------------------

        (b) The Company has entered into contracts with two of its major customers for the sale of a guaranteed quantity of metal concentrates. The sales price of the concentrates specified in these agreements is renegotiated annually.

        (c) The Company received notice in 2001 from Gibraltar Mines Ltd. ("Gibraltar") with respect of claims made by Gibraltar against the Company pursuant to the purchase agreement in 1999 whereby Gibraltar acquired certain assets from the Company.

                The claims relate to the tax liabilities relating to the environmental reclamation deposit that was transferred to Gibraltar as a result of the purchase agreement. The estimated tax liabilities are $3.57 million. The second claim relates to potential tax liabilities with respect to a severance trust which is in excess of $500,000 and, if the claim is successful, exposes the Company to further direct liabilities which have not been quantified.

                No legal proceedings have been commenced with respect to these claims.

BOLIDEN WESTMIN (CANADA) LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2003 AND 2002
(IN CANADIAN DOLLARS, EXCEPT PERCENTAGES)
--------------------------------------------------------------------------------

13.     COMMITMENTS AND CONTINGENCIES (CONTINUED)

        (d) In June 2004, the Company received from British Columbia tax authorities proposals for an adjustment to the tax returns from 1998 through 2002 for approximately $1.4 million of unpaid corporation capital tax (plus interest, if applicable) as a result of the proposed denial of certain deductions. The Company intends to challenge these claims. The Company is not able to assess the likelihood nor the amount of the contingent liability at the date of these financial statements.

        (e) The Company has a flex supplier payable plan and a flex salary plan, both of which expire in June 2004. Under the flex salary plan, the Company has reduced costs by $1.7 million over the last two years. No repayment amount has been accrued at December 31, 2003 and 2002 since metal prices did not reach specified levels. The Company has accrued all amounts owing under the flex supplier plan.

        (f) The Company is involved in certain other legal actions and claims. It is the opinion of management that these legal matters will be resolved without a material effect on the Company's financial position or results of operations.

14.     INCOME, RESOURCE AND CAPITAL TAXES

        The Company has available non-capital losses estimated, by management, to aggregate $88 million which may be used to reduce future years' net income for tax purposes. These losses, which expire in 2005 to 2009, are subject to final determination by the tax authorities. No future income tax asset has been recognized in respect of these losses.

15.     RELATED PARTY TRANSACTION

        During the year, the Company paid $734,500 (2002 - $9,349) in marketing and management fees and $539,357 (2002 - $Nil) in interest to Boliden AB.

        Also during the year, the Company paid another entity in the Boliden group, Contech AB ("Contech"), $2,034,212 (2002 - $528,688) for
        technical consulting services in connection with plant construction. Contech was sold at the end of 2003 and, though no longer a related party, the Company had a balance owing to Contech of $30,029 at December 31, 2003 (2002 - $528,688).

BOLIDEN WESTMIN (CANADA) LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2003 AND 2002
(IN CANADIAN DOLLARS, EXCEPT PERCENTAGES)
--------------------------------------------------------------------------------

16.     CASH FLOW INFORMATION

        (A)     NET CHANGE IN NON-CASH OPERATING WORKING CAPITAL ITEMS

                                                                        Year ended December 31,
                                                               ------------------------------------------
                                                                              2003                  2002
                                                               --------------------   -------------------
                (Increase) decrease in:
                  Accounts and metal settlements receivable            $(7,057,532)         $ (1,332,331)
                  Inventories                                            6,957,884            (7,160,301)
                  Prepaid expenses                                        (254,763)              233,686
                (Decrease) increase in:
                  Accounts payable and accrued liabilities              (1,662,858)            5,151,564
                -----------------------------------------------------------------------------------------
                                                                       $(2,017,269)         $ (3,107,382)
                =========================================================================================

        (B)     SUPPLEMENTARY INFORMATION REGARDING NON-CASH TRANSACTIONS

                                                                     Year ended December 31,
                                                            ------------------------------------------
                                                                           2003                  2002
                                                            --------------------   -------------------
                Investing activities
                  Acquisition of plant and equipment under
                    capital lease                                    $ (703,983)           $        -
                Financing activities
                  Increase in capital lease obligations                 703,983                     -

        (C)     OTHER SUPPLEMENTARY INFORMATION

                                                                     Year ended December 31,
                                                            ------------------------------------------
                                                                           2003                  2002
                                                            --------------------   -------------------
                Interest paid                                        $  838,087            $    8,083
                ======================================================================================
                Capital and mining taxes paid (recovered)            $   26,372            $ (452,874)
                ======================================================================================

BOLIDEN WESTMIN (CANADA) LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2003 AND 2002
(IN CANADIAN DOLLARS, EXCEPT PERCENTAGES)
--------------------------------------------------------------------------------

17.     FINANCIAL INSTRUMENTS AND RISK MANAGEMENT

        (A)     FINANCIAL INSTRUMENTS

                The carrying value of cash and cash equivalents, accounts and metal settlements receivable and accounts payable, as reflected on the balance sheets, approximates their respective fair values because of the demand nature or short-term maturity of these instruments. The carrying value of capital lease obligations also approximates the fair value as these obligations bear interest at current market rates. The fair value of long-term debt and amounts due to related parties is not readily determinable.

        (B)     FINANCIAL RISK

                The financial risk is the risk that the values of the Company's financial instruments will vary due to fluctuations in interest rates, foreign exchange rates and metal prices. The Company does not use derivative instruments to reduce its exposure to financial risk.

        (C)     CONCENTRATION OF CREDIT RISK

                The Company has a few major customers who account for 55% of concentrate sales revenue. The loss of any of these customers or curtailment of purchases by such customers could have a material adverse affect on the Company's results of operations and financial condition.

18.     SUBSEQUENT EVENT

        On February 16, 2004, the Company's sole shareholder signed a letter of intent to sell all of its shares in the Company to Breakwater Resources Ltd. Certain transactions are pre-conditions to the sale including the following:

        (a) On June 16, 2004, the Company's interest in Gibraltar Mines Finance Limited was assigned to Boliden Minerals AB in exchange for a reduction in the amount payable to Boliden Minerals AB of approximately $19 million. The significant asset held by Gibraltar Mines Finance Limited is the note receivable from Lomas Bayas for U.S.$14,021,777 (see Note 5).

        (b) The assets and liabilities of the Premier Gold mine will be transferred to the Company's sole shareholder, Boliden Limited, at carrying values, which amount to a net obligation of approximately $16.9 million.

        (c) The shares in StrataGold will be sold to Boliden Limited at market value.

        (d) The remaining balances outstanding with any entities in the Boliden group will be substantially forgiven.

BREAKWATER RESOURCES LTD.
CONSOLIDATED BALANCE SHEETS
As at June 30, 2004 and December 31, 2003
(Expressed in thousands of Canadian dollars)

------------------------------------------------------------------------------------------------------
                                                                            JUNE 30,    December 31,
                                                                               2004         2003
======================================================================================================
ASSETS                                                                    (Unaudited)    (Restated -
                                                                                           note 1)
CURRENT ASSETS
Cash and cash equivalents                                                 $    33,969    $     6,388
Accounts receivable - concentrate                                               5,558          7,450
Other receivables                                                               7,477          5,650
Concentrate inventory                                                          26,631         21,828
Materials and supplies inventory                                               24,239         23,783
Prepaid expenses and other current assets                                       3,981          1,905
Future tax assets (note 7)                                                        688          1,190
------------------------------------------------------------------------------------------------------
                                                                              102,543         68,194
RECLAMATION DEPOSITS                                                              100            100
MINERAL PROPERTIES AND FIXED ASSETS                                           113,211        111,299
------------------------------------------------------------------------------------------------------
                                                                          $   215,854    $   179,593
======================================================================================================

LIABILITIES
CURRENT LIABILITIES
Accounts payable and accrued liabilities (note 4)                         $    29,712    $    18,761
Provisional payments for concentrate inventory shipped and not priced           8,871          2,010
Short-term debt including current portion of long-term debt (note 2)              650         10,329
Income and mining taxes payable                                                   140            252
------------------------------------------------------------------------------------------------------
                                                                               39,373         31,352
DEFERRED ROYALTY                                                                1,340          1,340
LONG-TERM DEBT (note 3)                                                         1,419         15,517
RECLAMATION AND CLOSURE COST ACCRUALS (note 4)                                 27,496         34,253
FUTURE TAX LIABILITIES (note 7)                                                 1,732            962
------------------------------------------------------------------------------------------------------
                                                                               71,360         83,424
------------------------------------------------------------------------------------------------------

SHAREHOLDERS' EQUITY
Capital stock (notes 5(a) and 5(d))                                           321,999        287,790
Warrants (note 5(a))                                                            3,270              -
Contributed surplus (note 5(d))                                                 2,779          1,991
Deficit                                                                      (183,716)      (190,291)
Cumulative translation adjustments                                                162         (3,321)
------------------------------------------------------------------------------------------------------
                                                                              144,494         96,169
------------------------------------------------------------------------------------------------------
                                                                          $   215,854    $   179,593
------------------------------------------------------------------------------------------------------

The accompanying notes form an integral part of these consolidated financial statements

BREAKWATER RESOURCES LTD.
CONSOLIDATED STATEMENTS OF OPERATIONS AND DEFICIT

For the Periods Ended June 30, 2004 and 2003
(Expressed in thousands of Canadian dollars except share and per share amounts)
(Unaudited)
-----------------------------------------------------------------------------------------------------------------------
                                                          THREE MONTHS ENDED                  SIX MONTHS ENDED
                                                               JUNE 30,                           JUNE 30,
                                                       2004                2003             2004             2003
=======================================================================================================================
                                                                       (Restated -                        (Restated -
                                                                         note 1)                            note 1)
Gross sales revenue                                $      52,474      $     61,667       $   112,646     $    114,577
Treatment and marketing costs                             17,838            24,671            38,675           47,103
-----------------------------------------------------------------------------------------------------------------------
Net revenue                                               34,636            36,996            73,971           67,474
-----------------------------------------------------------------------------------------------------------------------

OPERATING COSTS
Direct operating costs                                    18,553            32,637            45,345           58,851
Depreciation and depletion                                 6,277             6,200            11,356           12,704
Reclamation and closure costs                                984             1,511             2,060            3,076
-----------------------------------------------------------------------------------------------------------------------
                                                          25,814            40,348            58,761           74,631
-----------------------------------------------------------------------------------------------------------------------
CONTRIBUTION (LOSS) FROM MINING ACTIVITIES                 8,822            (3,352)           15,210           (7,157)
-----------------------------------------------------------------------------------------------------------------------
OTHER EXPENSES (INCOME)
General and administrative (note 5(d))                     3,487             1,539             5,436            2,914
Interest and financing                                        44               881               186            1,584
Investment and other expense (income)                        129              (578)              122             (607)
Foreign exchange loss (gain) on U.S. dollar
denominated debt                                               -            (4,742)              431           (9,771)
-----------------------------------------------------------------------------------------------------------------------
                                                           3,660            (2,900)            6,175           (5,880)
-----------------------------------------------------------------------------------------------------------------------
EARNINGS (LOSS) BEFORE THE FOLLOWING:                      5,162              (452)            9,035           (1,277)
-----------------------------------------------------------------------------------------------------------------------

Other non-producing property costs                         1,167            (9,779)            2,462           (9,196)
Income and mining taxes (recovery)                         (391)               108                (2)             150
-----------------------------------------------------------------------------------------------------------------------
                                                             776            (9,671)            2,460           (9,046)
-----------------------------------------------------------------------------------------------------------------------
NET EARNINGS                                               4,386             9,219             6,575            7,769
DEFICIT - BEGINNING OF PERIOD (as restated note 1)      (188,102)         (192,392)         (190,291)        (190,942)
=======================================================================================================================
DEFICIT - END OF PERIOD                            $    (183,716)     $   (183,173)     $   (183,716)    $   (183,173)
=======================================================================================================================

EARNINGS PER SHARE - BASIC (note 6)                $        0.01      $       0.05      $       0.02     $       0.04
=======================================================================================================================
DILUTED EARNINGS PER COMMON SHARE (note 6)         $        0.01      $       0.05      $       0.02     $       0.04
=======================================================================================================================
WEIGHTED-AVERAGE NUMBER OF COMMON SHARES
OUTSTANDING  (note 6)                                344,501,000       196,693,000       344,156,000      196,101,000
=======================================================================================================================

The accompanying notes form an integral part of these consolidated financial statements

BREAKWATER RESOURCES LTD.
CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Periods Ended June 30, 2004 and 2003
(Expressed in thousands of Canadian dollars)
(Unaudited)
------------------------------------------------------------------------------------------------------------------------
                                                                    THREE MONTHS ENDED           SIX MONTHS ENDED
                                                                         JUNE 30,                     JUNE 30,
                                                                    2004         2003           2004          2003
========================================================================================================================
CASH PROVIDED FROM (USED FOR)                                                 (Restated -                  (Restated -
                                                                                 note 1)                    note 1)
OPERATING ACTIVITIES
Net earnings                                                    $    4,386    $     9,219    $     6,575  $     7,769
Non-cash items:
     Depreciation and depletion                                      6,277          6,200         11,356       12,704
     Gain on sale of property                                            -        (10,336)             -      (10,336)
     Foreign exchange gain on U.S. dollar denominated
        debt                                                             -         (4,742)             -       (9,771)
     Other non-cash items                                              761          1,285            959        1,249
     Future income taxes                                              (194)           (57)         1,272            9
     Reclamation and closure cost accruals                             984          1,511          2,060        3,076
------------------------------------------------------------------------------------------------------------------------
                                                                    12,214          3,080         22,222        4,700
Payment of reclamation and closure costs                              (243)          (708)          (495)      (1,524)
Changes in non-cash working capital items (note 10)                  1,146          4,207          3,603        7,978
------------------------------------------------------------------------------------------------------------------------
                                                                    13,117          6,579         25,330       11,154
------------------------------------------------------------------------------------------------------------------------
FINANCING ACTIVITIES
     Increase in restricted cash                                         -        (10,741)             -      (10,741)
     Issue of common shares for cash (note 5(a))                        72             49         34,149          103
     Issue of warrants for cash (note 5(a))                              -              -          3,270            -
     Increase (decrease) in short-term debt                             41         (5,746)        (9,719)      (7,626)
     Decrease in long-term debt                                         (1)             -        (14,107)           -
------------------------------------------------------------------------------------------------------------------------
                                                                       112        (16,438)        13,593      (18,264)
------------------------------------------------------------------------------------------------------------------------

INVESTING ACTIVITIES
     Reclamation deposits                                                -            (75)             -         (150)
     Mineral properties and fixed assets                            (6,543)        (2,020)       (11,500)      (5,284)
     Proceeds from sale of fixed assets and property                    18         10,616            158       10,616
------------------------------------------------------------------------------------------------------------------------
                                                                    (6,525)         8,521        (11,342)       5,182
------------------------------------------------------------------------------------------------------------------------
INCREASE (DECREASE) IN CASH                                          6,704         (1,338)        27,581       (1,928)
CASH AND CASH EQUIVALENTS - BEGINNING OF PERIOD                     27,265          5,845          6,388        6,435
------------------------------------------------------------------------------------------------------------------------
CASH AND CASH EQUIVALENTS - END OF PERIOD                       $   33,969    $     4,507    $    33,969  $     4,507
========================================================================================================================

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid for:
     Interest                                                   $       28    $       641    $       203  $     1,384
     Income and mining taxes                                    $      171    $        16    $       297  $       124

The accompanying notes form an integral part of these consolidated financial statements

BREAKWATER RESOURCES LTD.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the Periods Ended June 30, 2004 and 2003
(Unaudited)

1.      BASIS OF PRESENTATION AND NEW PRONOUNCEMENTS

        BASIS OF PRESENTATION

        These interim consolidated financial statements of Breakwater Resources Ltd. (the "Company") for the three months and six months ended June 30, 2004 and 2003 have been prepared in accordance with Canadian generally accepted accounting principles ("Canadian GAAP") and follow the same accounting principles and methods of application as those disclosed in note 1 to the Company's consolidated financial statements for the year ended December 31, 2003, except for those new pronouncements described below. The accompanying interim unaudited consolidated financial statements include all adjustments that are, in the opinion of management, necessary for fair presentation. These interim consolidated financial statements do not include all disclosures required by Canadian GAAP for annual financial statements and, accordingly, should be read in conjunction with the Company's consolidated financial statements included in its 2003 Annual Report.

        NEW PRONOUNCEMENTS

        On January 1, 2004, the Company adopted the Canadian Institute of Chartered Accountants ("CICA") Handbook Section 3110 - "Asset Retirement Obligations" ("CICA 3110") which requires that the fair value of liabilities for asset retirement obligations be recognized in the period in which they are incurred. A corresponding increase in the carrying amount of the related asset is generally recorded and then depreciated over the life of the asset. Over time, the liability is accreted to its present value each period, and the capitalized cost is amortized over the useful life of the related asset. Upon settlement of the liability, an entity either settles the obligation for its recorded amount or incurs a gain or loss upon settlement.

        CICA 3110 is applicable to obligations that are required to be settled as a result of an existing law, regulation or contract related to asset retirements.

        Previously, the Company provided for estimated reclamation and site restoration costs, where reasonably determinable, net of salvage value, on a unit-of-production basis over the estimated economic life of the related mine.

        The adoption of CICA 3110 has been applied retroactively and the effects on the consolidated financial statements are as follows:

        Increase (decrease) in Statement of Operations and Deficit amounts:

                                                                  Three months ended        Six months ended
        ($000's)                                                       June 30, 2003           June 30, 2003
        -----------------------------------------------------------------------------------------------------
        Depreciation and depletion                                               480                     954
        Reclamation and closure costs                                            952                   1,928
        -----------------------------------------------------------------------------------------------------
        Net earnings                                                          (1,432)                 (2,882)
        Deficit - beginning of period                                         13,354                  11,904
        -----------------------------------------------------------------------------------------------------
        Deficit - end of period                                               14,786                  14,786

        Earnings per share                                                    ($0.01)                 ($0.02)

        Increase (decrease) in Balance Sheet amounts:

        ($000's)                                                   December 31, 2003
        -----------------------------------------------------------------------------
        ASSETS
        Mineral properties and fixed assets                                    3,958

        LIABILITIES
        Accounts payable and accrued liabilities                                (695)
        Reclamation and closure cost accruals                                 22,183

        SHAREHOLDERS' EQUITY
        Deficit                                                               18,098
        Cumulative translation adjustment                                       (568)

        On January 1, 2004, the Company adopted the CICA Handbook Section 3870 - "Stock-based Compensation and Other Stock-based payments" ("CICA 3870") which requires that the Company use the fair value method of accounting for, and to recognize as compensation expense, its stock-based compensation for employees. The adoption of CICA 3870 has been applied retroactively and the effects on the consolidated financial statements are as follows:

        Increase (decrease) in Statement of Operations and Deficit amounts:

                                                                 Three months ended    Six months ended
        ($000's)                                                      June 30, 2003       June 30, 2003
        ------------------------------------------------------------------------------------------------
        Administrative expenses                                                 164                 233
        ------------------------------------------------------------------------------------------------
        Net earnings                                                           (164)               (233)
        Deficit - beginning of period                                           252                 183
        ------------------------------------------------------------------------------------------------
        Deficit - end of period                                                 416                 416
        ------------------------------------------------------------------------------------------------

        Earnings per share                                                     $Nil                $Nil

        Increase in Balance Sheet amounts:

        ($000's)                                                  December 31, 2003
        ---------------------------------------------------------------------------
        Shareholders' Equity
        Capital stock                                                            47
        Contributed surplus                                                     409
        Deficit                                                                 456

        2003 FIGURES

        In addition to the restatements described under "New Pronouncements" above, certain of the 2003 figures have been reclassified to conform to the 2004 presentation.

2.      SHORT-TERM DEBT

        ($000's)                                                             June 30,2004   December 31, 2003
        ------------------------------------------------------------------------------------------------------
        Syndicated Credit Facility
           - Revolver                                                                   -               6,462
           - Non-Revolving Credit Facility, current portion (note 3)                    -               1,266
           - Supplemental Term Credit Facility, current portion (note 3)                -                 467
        Customer prepayments for zinc concentrate                                       -                 646
        Other                                                                         650               1,488
        ------------------------------------------------------------------------------------------------------
                                                                                      650              10,329

        On January 30, 2004, the Revolver was fully repaid. The Revolver is still available to be drawn against and as at June 30, 2004, the amount available was $16,786,000.

3.      LONG-TERM DEBT

        ($000's)                                                            June 30, 2004   December 31, 2003
        ------------------------------------------------------------------------------------------------------
        Non-Revolving Credit Facility (note 2)                                          -              11,393
        Supplemental Term Credit Facility  (note 2)                                     -               4,201
         Reimbursable government assistance, discounted at rate of 8%               1,419               1,412
        Customer prepayments for zinc concentrates                                      -                 646
        Other                                                                           -               1,277
        ------------------------------------------------------------------------------------------------------
        Total                                                                       1,419              18,929
        Less: current portion                                                           -               3,412
        ------------------------------------------------------------------------------------------------------
                                                                                    1,419              15,517

        On January 30, 2004, the Non-Revolving Credit Facility and the Supplemental Term Credit Facility were fully repaid and cannot be redrawn. The Company's various credit facilities were repaid using a portion of the proceeds of the sale of units to a syndicate of underwriters (see note 5(a)).

4.      RECLAMATION AND CLOSURE COSTS ACCRUALS

        The Reclamation and Closure Costs Accruals shown on the balance sheet of $27,496,000 (December 31, 2003 - $34,253,000) includes a liability for asset retirement obligations of $22,965,000 (December 31, 2003 - $30,237,000) (see note 1 "New Pronouncements" above) and severance accruals of $4,531,000 (December 31, 2003 - $4,016,000). The current portion of the liability for asset retirement obligations of $8,600,000 (December 31, 2003 - $Nil) is included in accounts payable and accrued liabilities on the balance sheet.

        Asset Retirement Obligations - ($000's)
        ----------------------------------------------------------------------------------
        As at December 31, 2003                                                    30,237
        Accretion (included in reclamation and closure costs)                         540
        Impact of foreign exchange                                                    107
        ----------------------------------------------------------------------------------
        As  at March 31, 2004                                                      30,884
        Accretion (included in reclamation and closure costs)                         586
        Expenditures                                                                  (30)
        Impact of foreign exchange                                                    125
        ----------------------------------------------------------------------------------
        As  at June 30, 2004                                                       31,565
        Less: current portion included in accounts payable and accrued
              liabilities                                                           8,600
        ----------------------------------------------------------------------------------
                                                                                   22,965

The estimated amount of undiscounted cash flows required to settle the asset retirement obligations as at June 30, 2004 was $41,112,000 (December 31, 2003 - $40,770,000). The expected timing of payments of the cash flows ranges from the year 2004 to 2017 and the credit-adjusted risk-free rates at which the estimated cash flows have been discounted range from 7.17% to 7.89%.

5.      CAPITAL STOCK AND STOCK OPTIONS

(a)     Common Shares

        (000's)                                                            Number of shares        Amount
        --------------------------------------------------------------------------------------------------
        As at December 31, 2003 - as originally reported                            285,790    $  287,743
        Adjustment relating to options exercised under stock-based
        compensation (see note 1)                                                         -            47
        --------------------------------------------------------------------------------------------------
        December 31, 2003 - Restated                                                285,790       287,790
        Common shares issued for cash (see below)                                    57,143        33,757
        Exercise of warrants                                                          1,250           243
        Value ascribed to options exercised under stock-based
           compensation (see (d) below)                                                   -            57
        Adjustment to flow-through shares costs                                           -             3
        Employee share purchase plan                                                     79            49
        Employee share option plan - proceeds of options exercised                      133            25
        --------------------------------------------------------------------------------------------------
        As at March 31, 2004                                                        344,395       321,924
        Value ascribed to options exercised under stock-based
           compensation (see (d) below)                                                   -             3
        Employee share purchase plan                                                     96            69
        Employee share option plan - proceeds of options exercised                       18             3
        --------------------------------------------------------------------------------------------------
        As at June 30, 2004                                                         344,509       321,999

        On January 28, 2004, the Company completed the sale of 57,142,858 units to a syndicate of underwriters at a purchase price of $0.70 per unit, for net proceeds of $37,027,000, net of costs of issue of approximately $2,973,000. Each unit consisted of one Common Share and one-half of one Common Share purchase warrant. Each whole warrant entitles the holder to acquire one Common Share at a price of $1.00 at any time until January 27, 2009. The fair value of the warrants, net of costs of issue, of $3,270,000 is shown separately under shareholders' equity on the balance sheet as "Warrants".

b)      Options transactions were as follows:

                                                                             Weighted-Average
                                                   Options (000's)             Exercise Price
        --------------------------------------------------------------------------------------
        As at December 31, 2003                              8,885                      $1.25
        Granted                                                915                       0.75
        Exercised                                             (134)                      0.19
        Cancelled                                              (19)                      1.34
        --------------------------------------------------------------------------------------
        As at March 31, 2004                                 9,647                      $1.22
        Granted                                              4,000                       0.68
        Exercised                                              (18)                      0.18
        Cancelled                                              (27)                      0.18
        --------------------------------------------------------------------------------------
        As at June 30, 2004                                 13,602                      $1.07

        The following table summarizes the information about the share options outstanding at June 30, 2004:

                              Options Outstanding                          Options Exercisable
      ----------------------------------------------------------------------------------------------------

                                                   Average       Weighted-                    Weighted-
                                Number           Remaining         Average          Number      Average
      Range of             Outstanding         Contractual        Exercise     Exercisable     Exercise
      Exercise Prices          (000's)                Life           Price         (000's)        Price
      ----------------------------------------------------------------------------------------------------
      $0.18 - $0.43              4,977    8 years 157 days          $0.22            3,504       $0.22
      $0.64 - $0.95              5,015      5 years 4 days          $0.70            1,805       $0.71
      $1.05 - $2.45              1,618    3 years 270 days          $1.58            1,618       $1.54
      $2.72 - $8.20              1,992     4 years 99 days          $3.70            1,993       $3.70
      ----------------------------------------------------------------------------------------------------
                                13,602                                               8,920

c) On June 1, 2004, the shareholders of the Company approved an amendment to the share incentive plan (the Plan") which is described in note 1 of the Company's consolidated financial statements for the year ended December 31, 2003, to increase the maximum number of Common Shares that may be issued under the Plan to 34,500,000 Common Shares, of which 7,500,000 will be the maximum number that may be issued under the share purchase plan, 23,000,000 will be the maximum number that may be issued under the share option plan, and 4,000,000 will be the maximum number that may be issued under the share bonus plan.

d) The Company's share option plan is disclosed in note 6(g) of the Company's consolidated financial statements for the year ended December 31, 2003. Compensation expense for the stock-based compensation plan for employees has been determined based upon the fair value of awards granted on or after January 1, 2002. The compensation expense for the three months ended June 30, 2004 of $662,000 (2003 - $164,000) and for the six months ended June 30, 2004 of
$848,000 (2003 - $233,000) are included in "General and administrative" on the consolidated statements of operations and deficit. Net compensation expense of $788,000 (2003 - $233,000), net of options exercised of $60,000 (2003 - $Nil)
were credited to "Contributed Surplus" and "Capital stock", respectively, under shareholders' equity on the balance sheet.

        The fair value of each option grant has been estimated using the Black-Scholes option-pricing model with the following weighted-average assumptions:

                                     Three Months ended June 30,        Six Months ended June 30,
                                  ------------------------------------------------------------------
                                        2004             2003              2004            2003
                                  ------------------------------------------------------------------
      Expected life (years)               10               10                10              10
      Risk free interest rate          4.65%            5.19%             4.53%           4.83%
      Expected volatility                34%              43%               34%             48%
      Dividend yield                      0%               0%                0%              0%

6.      EARNINGS PER SHARE

        Earnings per Share ("EPS") has been calculated using the weighted-average number of shares outstanding during the period. The diluted EPS gives effect to the exercise of all outstanding options and warrants.

        The calculation of diluted earnings per share assumes that options and warrants with an exercise price lower than the average quoted market price were exercised at the later of the beginning of the period, or time of issue. In applying the treasury stock method, options and warrants with an exercise price greater than the average quoted market price of the Common Shares are not included in the calculation of diluted earnings per share as the effect is anti-dilutive. The average quoted market price of the Common Shares during the three months ended June 30, 2004 was $0.47 (2003 - $0.16) and during the six months ended June 30, 2004 was $0.58 (2003 - $0.19).

                                                                    Three months ended      Six months ended
                                                                         June 30,               June 30
                                                                  -----------------------------------------------
     (000's)                                                         2004       2003        2004        2003
     ------------------------------------------------------------------------------------------------------------
     Weighted-average number of Common Shares outstanding          344,501    196,693     344,156     196,101
     Incremental Common Shares on assumed exercise of
        options and warrants                                        21,911          -      24,780       1,643
     ------------------------------------------------------------------------------------------------------------
     WEIGHTED-AVERAGE NUMBER OF COMMON SHARES USED FOR
        DILUTED EARNINGS PER SHARE                                 366,412    196,693     368,936     197,744

7.      INCOME AND MINING TAXES

        As at June 30, 2004 and December 31, 2003, the significant components of the Company's future tax assets (liabilities) were as follows:

     ($000's)                                                        June 30, 2004   December 31, 2003
     --------------------------------------------------------------------------------------------------
     Future tax assets
        Loss carry forwards                                                 14,174              19,043
        Mineral properties and fixed assets                                 57,678              56,062
        Reclamation and closure cost accruals                               11,445               5,354
     --------------------------------------------------------------------------------------------------
     Future tax assets before valuation allowance                           83,297              80,459
     Valuation allowance                                                    82,609              79,269
     --------------------------------------------------------------------------------------------------
     Future tax assets                                                         688               1,190

     Future tax liabilities
       Mineral properties - mining tax                                      (1,732)               (962)
     --------------------------------------------------------------------------------------------------
     Net future tax (liabilities) assets                                    (1,044)                228

8.      FINANCIAL INSTRUMENTS

        The Company's policy for financial instruments is disclosed in note 8 of the Company's consolidated financial statements for the year ended December 31, 2003.

        COMMODITY PRICE RISK The profitability of the Company is directly related to the market price of metals produced. The Company attempts to reduces price risk by hedging against the price of metals for a portion of its production.

        The Company periodically enters into forward sales to effectively provide a minimum price for a portion of inventories and future production. These contracts are marked to market, and gains and losses are recognized in the relevant period. The Company also periodically enters into written call options. No call options have been entered into in either 2004 or 2003 other than those described below.

        The Company had the following contracts which were outstanding as at June 30, 2004 and December 31, 2003:

          June 30, 2004                  Quantity          Average Price (US)              Maturity
     --------------------------------------------------------------------------------------------------------

          Silver forward sale       397,000 ounces          $7.75 per ounce        July - December 2004



          December 31, 2003              Quantity          Average Price (US)              Maturity
     --------------------------------------------------------------------------------------------------------

          Zinc forward sale           4,600 tonnes           $969 per tonne        January 2004
          Silver call options       250,000 ounces          $5.42 per ounce        January  - February 2004
          Gold call options          2,500 ounces            $395 per ounce        January  - February 2004

9.      SEGMENT INFORMATION

For  the Six Months Ended June 30, 2004
($000's)
(Unaudited)
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                 Corporate    Con-
Geographic location                 Latin America                           Canada                      Tunisia  and Other solidated
------------------------------------------------------------------------------------------------------------------------------------
                                 El       El                                Bouchard-
                              Mochito   Toqui            Nanisivik  Caribou  Hebert   Langlois          Bougrine
Operating Segment               Mine     Mine    Total      Mine      Mine    Mine      Mine     Total    Mine
------------------------------------------------------------------------------------------------------------------------------------
Net revenue                    19,338    7,195   26,533          -        -    33,922        -   33,922   12,627      889    73,971
Depreciation and depletion     (1,686)  (1,529)  (3,215)         -        -    (3,349)       -   (3,349)  (4,413)    (379)  (11,356)
Reclamation and closure costs    (312)    (151)    (463)      (357)    (183)     (814)     (43)  (1,397)    (200)       -    (2,060)
Contribution (loss) from
  mining activities             5,345      296    5,641       (357)    (183)   12,612      (43)  12,029   (2,970)     510    15,210
General and administrative          -        -        -          -        -         -        -        -        -   (5,436)   (5,436)
Interest and financing              -        -        -          -        -         -        -        -        -     (186)     (186)
Investment and other income
  (expense)                         -        -        -          -        -         -        -        -        -     (122)     (122)
Foreign exchange loss on US
  dollar denominated debt           -        -        -          -        -         -        -        -        -     (431)     (431)
Other non-producing property
  (costs) income                    -        -        -     (1,685)    (717)        -      (62)  (2,464)       -        2    (2,462)
Income and mining (taxes)
recovery                          (72)       -      (72)         -        -      (770)       6     (764)       -      838         2
Net earnings (loss)             5,273      296    5,569     (2,042)    (900)   11,842      (99)   8,801   (2,970)  (4,825)    6,575

Capital expenditures            3,094    5,544    8,638          -        -       762    1,199    1,961      403      498     11,500
Identifiable assets            39,886   43,042   82,928      6,703    2,111    19,703   43,604   72,121   19,750   41,055    215,854

INFORMATION ABOUT MAJOR CUSTOMERS

        Of the Company's total consolidated net revenue in the six months ended June 30, 2004, revenue from one customer of $33,198,000 originated from the Bouchard-Hebert Mine and revenue from another customer of $7,547,000 consisted of $3,710,000 that originated from the El Mochito Mine, $2,363,000 that originated from the El Toqui Mine and $1,474,000 that originated from the Bougrine Mine.


For  the Six Months Ended June 30, 2003
($000's)
(Unaudited) (Restated - note 1)
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                 Corporate    Con-
Geographic location                 Latin America                           Canada                      Tunisia  and Other solidated
------------------------------------------------------------------------------------------------------------------------------------
                                 El       El                                Bouchard-
                              Mochito   Toqui            Nanisivik  Caribou  Hebert   Langlois          Bougrine
Operating Segment               Mine     Mine    Total      Mine      Mine    Mine      Mine     Total    Mine
------------------------------------------------------------------------------------------------------------------------------------
Net revenue                    18,703    7,044   25,747      5,088        -    26,078        -   31,166   10,561        -    67,474
Depreciation and depletion     (2,042)  (1,334)  (3,376)         -        -    (5,408)       -   (5,408)  (3,756)    (164)  (12,704)
Reclamation and closure costs    (359)    (152)    (511)    (1,653)    (169)     (606)       -   (2,428)    (137)       -    (3,076)
Loss from mining activities       (38)    (456)    (494)    (1,926)    (169)     (627)       -   (2,722)  (3,777)    (164)   (7,157)
General and administrative          -        -        -          -        -         -        -        -        -   (2,914)   (2,914)
Interest and financing              -        -        -          -        -         -        -        -        -   (1,584)   (1,584)
Investment and other income         -        -        -          -        -         -        -        -        -      607       607
Foreign exchange gain on US
  dollar denominated debt           -        -        -          -        -         -        -        -        -     9,771    9,771
Other non-producing property
  (costs) income                     -       -        -       (236)    (832)        -      (49)  (1,117)       -    10,313    9,196
Income and mining (taxes)
  recovery                         (84)      -      (84)         -        -        (9)       3       (6)     151      (211)    (150)
Net earnings (loss)               (122)   (456)    (578)    (2,162)  (1,001)     (636)     (46)  (3,845)  (3,626)   15,818    7,769

Capital expenditures               606   2,871    3,477        (36)       -         -      955      919      503       385    5,284
Identifiable assets             32,024  31,917   63,941      8,415    3,285    25,137   40,977   77,814   30,017    24,189  195,961

INFORMATION ABOUT MAJOR CUSTOMERS

        Of the Company's total consolidated net revenue in the six months ended June 30, 2003, revenue from one customer of $25,584,000 originated from the Bouchard-Hebert Mine and revenue from another customer of $7,427,000 consisted of $2,564,000 that originated from the Bougrine Mine and $4,863,000 that originated from the El Toqui Mine.

For  the Three Months Ended June30, 2004
($000's)
(Unaudited)

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                 Corporate    Con-
Geographic location             Latin America                               Canada                      Tunisia  and Other solidated
------------------------------------------------------------------------------------------------------------------------------------
                                 El       El                                Bouchard-
                              Mochito   Toqui            Nanisivik  Caribou  Hebert   Langlois          Bougrine
Operating Segment               Mine     Mine    Total      Mine      Mine    Mine      Mine     Total    Mine
------------------------------------------------------------------------------------------------------------------------------------
Net revenue                     9,387    3,869   13,256          -        -    14,225        -   14,225    5,580    1,575    34,636
Depreciation and depletion       (827)    (786)  (1,613)                  -    (1,734)       -   (1,734)  (2,645)    (285)   (6,277)
Reclamation and closure costs    (153)     (77)    (230)      (179)     (91)     (377)     (43)    (690)     (64)       -      (984)
Contribution (loss) from
mining   activities             3,312      388   (3,700       (179)     (91)    6,033      (43)   5,720   (1,888)   1,290     8,822
General and administrative          -        -        -          -        -         -        -        -        -   (3,487)   (3,487)
Interest and financing              -        -        -          -        -         -        -        -        -      (44)      (44)
Investment and other income
(expense)                           -        -        -          -        -         -        -        -        -     (129)     (129)
Other non-producing property
(costs)  income                     -        -        -       (750)    (380)        -      (41)  (1,171)       -        4    (1,161)
Income and mining (taxes)recovery (23)       -      (23)         -        -      (494)       5     (489)       -      903       391
Net earnings (loss)             3,289      388    3,677       (929)    (471)    5,539      (79)   4,060   (1,888)  (1,463)    4,386

Capital expenditures            2,216    2,751    4,967          -        -       348      813    1,161      323       92     6,543
Identifiable assets            39,886   43,042   82,928      6,703    2,111    19,703   43,604   72,121   19,750   41,055   215,854

INFORMATION ABOUT MAJOR CUSTOMERS

        Of the Company's total consolidated net revenue in the three months ended June 30, 2004, revenue from one customer of $13,484,000 originated from the Bouchard-Hebert Mine, revenue from another customer of $4,193,000 originated from the Bougrine Mine, revenue from a third customer of $3,851,000 originated from the Bougrine Mine and revenue from a fourth customer of $3,531,000 originated from the El Mochito Mine.

For  the Three Months Ended June 30, 2003
($000's)
(Unaudited) (Restated - note 1)

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                 Corporate    Con-
Geographic location             Latin America                               Canada                      Tunisia  and Other solidated
------------------------------------------------------------------------------------------------------------------------------------
                                 El       El                                Bouchard-
                              Mochito   Toqui            Nanisivik  Caribou  Hebert   Langlois          Bougrine
Operating Segment               Mine     Mine    Total      Mine      Mine    Mine      Mine     Total    Mine
------------------------------------------------------------------------------------------------------------------------------------
Net revenue                    10,497    2,778   13,275      2,801        -    13,128        -   15,929    7,792        -    36,996
Depreciation and depletion       (897)    (737)  (1,634)         -        -    (2,748)       -   (2,748)  (1,724)      (94)  (6,200)
Reclamation and closure costs    (170)     (73)    (243)      (818)     (85)     (306)       -   (1,209)     (59)        -   (1,511)
Contribution (loss) from
mining   activities               344     (318)      26       (706)     (85)     (592)       -   (1,353)  (1,901)      (94)  (3,352)
General and administrative          -        -        -          -        -         -        -        -        -    (1,539)  (1,539)
Interest and financing              -        -        -          -        -         -        -        -        -      (881)    (881)
Investment and other income         -        -        -          -        -         -        -        -        -       578      578
Foreign exchange gain on US
dollar   denominated debt           -        -        -          -        -         -        -        -        -     4,742    4,742
Other non-producing property
(costs)  income                     -        -        -        (95)    (387)        -      (28)    (510)       -    10,289    9,779
Income and mining taxes           (50)       -      (50)         -        -        57        2       59       (6)     (111)    (108)
Net earnings (loss)               294     (318)     (24)      (801)    (472)     (535)     (26)  (1,834)  (1,907)   12,984    9,219

Capital expenditures              454     1,315   1,769        (17)       -         -      465      448      141      (338)   2,020
Identifiable assets            32,024    31,917  63,941      8,415    3,285    25,137   40,977   77,184   30,017    24,189  195,961

INFORMATION ABOUT MAJOR CUSTOMERS

        Of the Company's total consolidated net revenue in the three months ended June 30, 2003, revenue from one customer of $13,130,000 originated from the Bouchard-Hebert Mine, revenue from another customer of $5,727,000 consisted of $3,105,000 that originated from the Bougrine Mine and $2,622,000 that originated from the El Mochito Mine and revenue from a third customer of $3,922,000 consisted of $2,806,000 than originated from the El Toqui Mine and $1,116,000 that originated from the Bougrine Mine.

10.     ANALYSIS OF CHANGES IN NON-CASH WORKING CAPITAL ITEMS

                                                            Three months ended June 30,   Six months ended June 30,
                                                           -----------------------------------------------------------
        ($000's)                                                 2004             2003       2004              2003
        --------------------------------------------------------------------------------------------------------------
                                                                             (Restated                    (Restated
                                                                              - note1)                    - note 1)
        Accounts receivable - concentrate                       3,001             (199)      2,641           10,568
        Other receivables                                      (1,792)             315      (1,827)           1,545
        Concentrate and materials and supplies inventory       (6,669)           6,731      (3,935)           6,118
        Prepaid expenses and other current assets                 459              189      (1,972)          (1,022)
        Accounts payable and accrued liabilities                  677           (1,203)      2,029           (3,215)
        Provisional payments for concentrate inventory
        shipped and not priced                                  5,568           (1,784)      6,779           (6,042)
        Income and mining taxes payable                           (98)             158        (112)              26
                                                           -----------------------------------------------------------
                                                                1,146            4,207       3,603            7,978

11.     SUBSEQUENT EVENT

        On July 23, 2004, the Company acquired 100% of the shares of Boliden Westmin (Canada) Limited ("BWCL") from Boliden AB ("Boliden"). BWCL is the owner of the Myra Falls Mine, a zinc, copper and gold mine in British Columbia.

        The Company issued to Boliden 18,000,000 Common Shares, with a value of approximately $7,500,000, and 5,000,000 warrants exercisable at $1.00 per Common Share with an expiry date of January 27, 2009.

        As part of the acquisition the Company assumed environmental liabilities of approximately $21,500,000. However, Boliden is required to maintain the posted environmental Letters of Credit for a period of one year, after which time the Company is required to retire Boliden's obligation in this regard.

MANAGEMENT'S REPORT


        Management is responsible for the preparation of the accompanying consolidated financial statements of Breakwater Resources Ltd. and all of the information contained in the Annual Report. The consolidated financial statements have been prepared in conformity with Canadian generally accepted accounting principles and management believes that they present fairly the Company's consolidated financial position, results of operations and cash flows. The integrity of the information presented in the financial statements, including estimates and judgments relating to matters not concluded by fiscal year end, is the responsibility of management. To fulfill this responsibility, the Company maintains a system of internal accounting controls designed to provide reasonable assurance that the Company's assets are protected and that events and transactions are properly recorded as they occur. This system of internal control includes organizational arrangement with clearly defined lines of responsibility. Deloitte & Touche LLP, the independent auditors appointed by the shareholders to audit the consolidated financial statements, have full and unrestricted access to the Audit Committee to discuss their audit and their related findings as to the integrity of the financial reporting process. During the course of their audit, Deloitte & Touche LLP reviewed the Company's system of internal control to the extent necessary to render their opinion on the consolidated financial statements.

        The board of directors is responsible for ensuring that management fulfills its responsibilities for financial reporting and internal control. The board is assisted in exercising its responsibilities through the Audit Committee, which is composed of three unrelated directors.

        The Audit Committee meets periodically with management and the independent auditors to satisfy itself that management's responsibilities are properly discharged, to review the consolidated financial statements and to recommend approval of the consolidated financial statements to the board.


COLIN K. BENNER                 RICHARD R. GODFREY

President and                   Vice President, Finance and
Chief Executive Officer         Chief Financial Officer (Acting)

--------------------------------------------------------------------------------
AUDITORS' REPORT


TO THE SHAREHOLDERS OF BREAKWATER RESOURCES LTD.

        We have audited the consolidated balance sheets of Breakwater Resources Ltd. as at December 31, 2003 and 2002 and the consolidated statements of operations and deficit and of cash flows for each of the years in the three-year period ended December 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with Canadian generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

        In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 2003 and 2002 and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 2003 in accordance with Canadian generally accepted accounting principles.




CHARTERED ACCOUNTANTS
TORONTO, ONTARIO
FEBRUARY 27, 2004


BREAKWATER RESOURCES LTD.
CONSOLIDATED BALANCE SHEETS
As at  December 31, 2003 and 2002
(Expressed in thousands of Canadian dollars)

-------------------------------------------------------------------------------------------------------------
                                                                                   2003             2002
-------------------------------------------------------------------------------------------------------------
ASSETS
CURRENT ASSETS
Cash and cash equivalents (note 1)                                          $        6,388   $        6,435
Accounts receivable - concentrate                                                    7,450           17,061
Other receivables                                                                    5,650            6,921
Concentrate inventory                                                               21,828           25,340
Materials and supplies inventory                                                    23,783           28,967
Prepaid expenses and other current assets                                            1,905            2,387
Future tax assets (note 7)                                                           1,190                -
-------------------------------------------------------------------------------------------------------------
                                                                                    68,194           87,111

RECLAMATION DEPOSITS (note 2)                                                          100            1,387
MINERAL PROPERTIES AND FIXED ASSETS (note 3)                                       107,341          134,882
-------------------------------------------------------------------------------------------------------------
                                                                            $      175,635   $      223,380
-------------------------------------------------------------------------------------------------------------

LIABILITIES
CURRENT LIABILITIES
Accounts payable and accrued liabilities                                    $       19,456   $       25,577
Provisional payments for concentrate inventory shipped and not priced                2,010            8,642
Short-term debt including current portion of long-term debt (note 4)                10,329           30,227
Income and mining taxes payable                                                        252              381
-------------------------------------------------------------------------------------------------------------
                                                                                    32,047           64,827

DEFERRED ROYALTY (note 3(h))                                                         1,340                -
LONG-TERM DEBT (note 5)                                                             15,517           48,438
RECLAMATION AND CLOSURE COST ACCRUALS (note 2)                                      12,070           13,697
FUTURE TAX LIABILITIES (note 7)                                                        962              822
-------------------------------------------------------------------------------------------------------------
                                                                                    61,936          127,784
-------------------------------------------------------------------------------------------------------------
CONTINGENCIES AND COMMITMENTS (notes 1 and 10)

SHAREHOLDERS' EQUITY
Capital stock (note 6)                                                             287,743          257,759
Common shares to be issued (note 6(c))                                                   -              618
Contributed surplus (note 6(m))                                                      1,582            1,582
Deficit                                                                           (171,737)        (178,855)
Cumulative translation adjustments                                                  (3,889)          14,492
-------------------------------------------------------------------------------------------------------------
                                                                                   113,699           95,596
-------------------------------------------------------------------------------------------------------------
                                                                            $      175,635   $      223,380
-------------------------------------------------------------------------------------------------------------

The accompanying notes form an integral part of these consolidated financial statements.

        Approved by the Board




        DIRECTOR                                        DIRECTOR


BREAKWATER RESOURCES LTD.
CONSOLIDATED STATEMENTS OF OPERATIONS AND DEFICIT
For the Years Ended December 31, 2003, 2002 and 2001
(Expressed in thousands of Canadian dollars except share and per share amounts)

-------------------------------------------------------------------------------------------------------------------------

                                                                                2003             2002              2001
-------------------------------------------------------------------------------------------------------------------------
Gross sales revenue                                                  $       207,591  $       305,354   $       304,037
Treatment and marketing costs                                                 83,581          136,738           142,236
-------------------------------------------------------------------------------------------------------------------------
Net revenue                                                                  124,010          168,616           161,801
-------------------------------------------------------------------------------------------------------------------------

OPERATING COSTS
Direct operating costs                                                       103,239          147,653           153,187
Depreciation and depletion                                                    24,115           27,565            27,980
Reclamation and closure costs (note 2)                                         2,277            2,894             4,126
-------------------------------------------------------------------------------------------------------------------------
                                                                             129,631          178,112           185,293
-------------------------------------------------------------------------------------------------------------------------
LOSS FROM MINING ACTIVITIES                                                   (5,621)          (9,496)          (23,492)
-------------------------------------------------------------------------------------------------------------------------
OTHER (INCOME) EXPENSES
General and administrative (note 6(c))                                         5,087            6,198             7,481
Interest and financing (note 6(l))                                             3,321            4,761             8,015
Investment and other income                                                     (611)            (551)           (9,293)
Foreign exchange (gain) loss on US dollar denominated debt                   (11,578)            (669)            4,720
-------------------------------------------------------------------------------------------------------------------------
                                                                              (3,781)           9,739            10,923
-------------------------------------------------------------------------------------------------------------------------
LOSS BEFORE THE FOLLOWING:                                                    (1,840)         (19,235)          (34,415)
-------------------------------------------------------------------------------------------------------------------------

Write-down of mineral properties and fixed assets (note 3)                       279                -            70,281
Other non-producing property (income) costs (note 3(h))                       (8,396)             876             3,176
Foreign exchange hedging loss (note 8)                                             -                -             3,162
Income and mining taxes (recovery) (note 7)                                     (841)           (224)                24
-------------------------------------------------------------------------------------------------------------------------
                                                                              (8,958)            652             76,643
-------------------------------------------------------------------------------------------------------------------------
NET EARNINGS (LOSS)
DEFICIT - BEGINNING OF YEAR                                                 (178,855)        (158,968)         (47,910)
-------------------------------------------------------------------------------------------------------------------------
DEFICIT - END OF YEAR                                                $      (171,737) $      (178,855)  $     (158,968)
-------------------------------------------------------------------------------------------------------------------------
BASIC EARNINGS (LOSS) PER SHARE (note  13)                           $          0.03  $         (0.12)  $        (0.92)
-------------------------------------------------------------------------------------------------------------------------
DILUTED EARNINGS PER COMMON SHARE (note 13)                          $          0.03  $           N/A   $          N/A
-------------------------------------------------------------------------------------------------------------------------
WEIGHTED-AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
   AFTER BONUS ELEMENT (note 13)                                         211,411,000      169,074,000      120,166,000
-------------------------------------------------------------------------------------------------------------------------

The accompanying notes form an integral part of these consolidated financial statements.


BREAKWATER RESOURCES LTD.
CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Years Ended December 31, 2003, 2002 and 2001 (Expressed in thousands of
Canadian dollars)

-------------------------------------------------------------------------------------------------------------------------
                                                                                2003             2002              2001
-------------------------------------------------------------------------------------------------------------------------
CASH (USED FOR) PROVIDED FROM
OPERATING ACTIVITIES
Net earnings (loss)                                                 $          7,118  $       (19,887)  $      (111,058)
Non-cash items:
     Depreciation and depletion                                               24,115           27,565            27,980
     Gain on sale of property (note 3(h))                                    (10,336)               -                 -
     Write-down of mineral properties and fixed assets (note 3)                  279                -            70,281
     Other non-cash items                                                     (3,133)           2,379             3,309
     Future income taxes (note 7)                                             (1,050)             822                 -
     Reclamation and closure cost accruals                                     2,277            2,894             4,126
-------------------------------------------------------------------------------------------------------------------------
                                                                              19,270           13,773            (5,362)
Payment of reclamation and closure costs                                      (4,562)          (5,126)           (1,996)
Deferred losses on foreign exchange hedging contracts                               -                -           (2,003)
Changes in non-cash working capital items (note 12)                            3,179          (11,198)           42,460
-------------------------------------------------------------------------------------------------------------------------
                                                                              17,887           (2,551)           33,099
-------------------------------------------------------------------------------------------------------------------------
FINANCING ACTIVITIES
     Issue of common shares for cash (note 6)                                 29,316           17,907               902
     Decrease in short-term debt                                             (18,711)          (3,495)          (27,962)
     (Decrease) increase in long-term debt                                   (29,821)           2,390            13,266
-------------------------------------------------------------------------------------------------------------------------
                                                                             (19,216)          16,802           (13,794)
-------------------------------------------------------------------------------------------------------------------------

INVESTING ACTIVITIES
     Reclamation deposits                                                      1,287             (150)              962
     Mineral properties and fixed assets                                     (10,621)         (10,971)          (21,662)
     Proceeds from sale of mineral properties                                 10,616                -                 -
-------------------------------------------------------------------------------------------------------------------------
                                                                               1,282          (11,121)          (20,700)
-------------------------------------------------------------------------------------------------------------------------
(DECREASE) INCREASE IN CASH                                                      (47)           3,130            (1,395)
CASH AND CASH EQUIVALENTS - BEGINNING OF YEAR                                  6,435            3,305             4,700
-------------------------------------------------------------------------------------------------------------------------
CASH AND CASH EQUIVALENTS - END OF YEAR                             $          6,388  $         6,435   $         3,305
-------------------------------------------------------------------------------------------------------------------------


Supplemental Disclosure of Cash Flow Information
Cash paid for:
     Interest                                                       $          2,681  $         3,539   $         5,681
     Income and mining taxes                                        $            339  $           588   $           699

The accompanying notes form an integral part of these consolidated financial statements.

Breakwater Resources Ltd.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 31, 2003
(Expressed in thousands of Canadian dollars except share and per share amounts)


1.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

        GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

        The consolidated financial statements of the Company have been prepared in accordance with Canadian generally accepted accounting principles ("Canadian GAAP").

        PRINCIPLES OF CONSOLIDATION

        The consolidated financial statements include the accounts of the Company and all of its subsidiaries. Interests in joint ventures are consolidated on a proportionate basis. All inter-company accounts and transactions have been eliminated on consolidation.

        REVENUE RECOGNITION AND RECEIVABLES

        Revenue is recognized following the transfer of title of metal concentrate and the determination of the final settlement price in accordance with the contractual arrangements with customers. Generally, the final settlement price is computed with reference to the average quoted metal prices for a specified period of time, normally one to three months subsequent to shipment to the customer. Concentrate sales and receivables are subject to adjustment on final settlement to reflect changes in weights and assays. Provisional payments made by customers upon receipt of shipments of metal concentrate are classified as current liabilities captioned as "Provisional payments for concentrate inventory shipped and not priced".

        Substantially all of the Company's sales are made under long-term contracts.

        CASH AND CASH EQUIVALENTS

        Cash and cash equivalents include cash and highly liquid investments with original maturities of three months or less. The Company invests cash in term deposits maintained in high credit quality institutions. Included in cash and cash equivalents for 2003 was an amount of $355,000 that was held in escrow as a condition to the restructuring of the Company's banking agreement. The cash is expected to be released in March 2004.

        CONCENTRATE INVENTORY

        Concentrate inventory is valued at the lower of cost and net realizable value. Cost represents the average cost and includes direct labour and material costs, mine site overhead and depreciation and amortization.

        MATERIALS AND SUPPLIES INVENTORY

        Materials and supplies inventory is valued at the lower of average cost and replacement cost.

        SHORT-TERM INVESTMENTS

        Short-term investments are carried at the lower of cost and quoted market value.

        MINERAL PROPERTIES AND FIXED ASSETS

        The Company records its interest in mineral properties at cost and defers exploration and development expenditures. When the properties are brought into commercial production, the deferred costs are amortized on a unit-of-production basis using current reserve estimates. Costs associated with exploration properties are deferred, on a project basis, until the economic viability of the project is determined.

        If the properties are abandoned or sold, the cost of the mineral property and any related deferred expenditures are expensed as a write-down of mineral properties and fixed assets at that time. Administrative costs are expensed as incurred.

        The carrying values of producing mineral properties, including properties placed on a care and maintenance basis (see notes 3(e) and 3(f)) and related deferred expenditures, are reviewed regularly and, where necessary, are written down to the estimated net recoverable amounts. Estimated future net cash flows, on an undiscounted basis, are calculated for each property using: estimated recoverable reserves; estimated future zinc price realization (considering historical and current prices, price trends and related factors); and, operating, capital and other cash flows. Estimates of future cash flows are subject to risks and uncertainties. It is possible that changes could occur which may affect the recoverability of the carrying value of mineral properties.

        The carrying values of non-producing mineral properties and related deferred expenditures represent unamortized net costs incurred to date and do not necessarily reflect present or future values. The recoverability of these amounts is dependent upon the existence of economically recoverable reserves, upon the Company's ability to obtain the necessary financing to complete development and upon future profitable production.

        Fixed assets are stated at cost. Depreciation is provided to reduce the original cost of fixed assets to estimated residual values over their useful lives. In calculating depreciation, the Company employs the straight-line method and the unit-of-production method. Principally, the rates of depreciation being applied using the straight-line method are intended to fully depreciate the related fixed assets over periods from 2 to 12 years.

        RECLAMATION AND SITE RESTORATION COSTS

        The Company provides for estimated reclamation and site restoration costs, where reasonably determinable, net of salvage value, on a unit-of-production basis over the estimated economic life of the related mine. Costs are based on engineering estimates of the anticipated method and extent of site restoration. Collateral on deposit with third parties to fund reclamation costs is shown separately on the balance sheet as Reclamation Deposits. Estimates of the ultimate site restoration costs are based on current laws and regulations and expected costs to be incurred, all of which are subject to possible changes thereby impacting current determinations.

        TRANSLATION OF FOREIGN CURRENCIES

        DOMESTIC AND FOREIGN OPERATIONS

        The Company reports its financial statements in Canadian dollars, while the currency of measurement for the Company's operations varies depending upon location.

        The currency of measurement for the Company's operations domiciled in Canada is the Canadian dollar, while the currency of measurement for the Company's foreign operations is the US dollar, since all the Company's revenue, and a substantial portion of its expenses relating to the foreign operations, are in US dollars. US dollar amounts for the Company's foreign operations are translated to Canadian dollars for reporting purposes using the current rate method. Under the current rate method, assets and liabilities are translated at the exchange rates in effect at the balance sheet date, revenues and expenses are translated at average rates for the year, and the resulting gains and losses are accumulated in a separate component of shareholders' equity, described in the consolidated balance sheet as cumulative translation adjustments.

        As indicated above, the currency of measurement for the Company's foreign operations, including those in Honduras, Chile and Tunisia, is the US dollar. In each of these operations, the temporal method is used to translate local currency amounts into US dollars. Under the temporal method, all non-monetary items and the related depreciation are translated at the historical rates. Monetary assets and liabilities are translated at actual exchange rates in effect at the balance sheet date, revenues and expenses other than depreciation and depletion of capital assets are translated at the average rate of exchange for the year, and gains and losses on translation are reflected in income for the year.

        Monetary assets and liabilities of the Company's domestic operations in Canada, denominated in US dollars, are translated at the rates of exchange prevailing at the balance sheet date. Non-monetary assets and liabilities are translated at historical rates. Revenues and expenses are translated at the average rate of exchange for the year. Exchange gains and losses are included in income for the year.

        USE OF ESTIMATES

        The preparation of financial statements, in accordance with generally accepted accounting principles, requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the year. Management's estimates are made in accordance with mining industry practice. Actual results could differ significantly from those estimates. The assets and liabilities which require management to make significant estimates and assumptions in determining carrying values include accounts receivable, concentrate inventory, mineral properties and fixed assets, and reclamation and closure cost accruals.

        FINANCIAL INSTRUMENTS

        The Company enters into derivative financial instrument contracts to manage certain market risks which result from the underlying nature of its business. The Company formally documents all relationships between hedging instruments and hedged items, as well as its risk management objective and strategy for undertaking various hedge transactions. This process includes linking all derivatives to specific assets and liabilities on the balance sheet or to specific firm commitments or forecasted transactions. The Company uses forward contracts to hedge exposure to commodity price risk for metals production, and foreign exchange forward contracts to hedge exposure to fluctuations in foreign currencies, relating primarily to the US dollar. The Company has written call options to minimize exposure to commodity price risk. Non-option derivative financial instruments are accounted for using the accrual method as management views the contracts as effective hedges and has designated the contracts as hedges of specific exposures. Hedge effectiveness is assessed based on the degree to which the cash flows on the derivative contracts are expected to offset the cash flows of the underlying position or transaction being hedged. The Company also formally assesses, both at the hedge's inception and on an ongoing basis, whether the derivatives that are used in hedging transactions are, and continue to be, effective. Realized and unrealized gains or losses on derivative contracts that qualify for hedge accounting are deferred and recorded in income when the underlying hedge transaction is completed. The premiums received at the inception of written call options are recorded as a liability until maturity. Changes in the fair value of the liability are recognized currently in income. Gains or losses (realized or unrealized) for derivative contracts which no longer qualify as hedges for accounting purposes or which relate to a hedged transaction that is no longer expected to occur are recorded in income.

        SHARE INCENTIVE PLAN

        The Company has a share incentive plan (the "Plan"), which consists of a share purchase plan, a share option plan and a share bonus plan which is administered by the directors of the Company. The Plan provides that eligible persons thereunder include any director, employee (full-time or part-time), officer or consultant of the Company or any subsidiary thereof. The Plan is described in note 6. No compensation expense is recognized for the Plan when share options are issued to employees (see note 6(j)). Shares issued under the Plan are recorded at the issue price. An optionee may elect under the Plan to terminate an option, in which case the optionee may receive consideration either in cash or shares of the Company, at the discretion of the Company, equal to the difference between the fair market value of the shares, as defined, and the exercise price. The consideration paid to the optionee in the event of such an election is charged to deficit.

        INCOME AND MINING TAXES

        The provisions for income and mining taxes are based on the liability method. Future income taxes arise from the recognition of the tax consequences of temporary differences by applying substantively enacted statutory tax rates applicable to future years to differences between the financial statements carrying amounts and the tax bases of certain assets and liabilities. The Company records a valuation allowance against any portion of those future income tax assets that it believes will, more likely than not, fail to be realized. On business acquisitions, where differences between assigned values and tax bases of assets acquired and liabilities assumed exist, the Company recognizes the future income tax assets and liabilities for the tax effects of such differences.

        Future withholding taxes are provided on the unremitted net earnings of foreign subsidiaries and associates to the extent that dividends or other repatriations are anticipated in the future and will be subject to such taxes.

        NEW PRONOUNCEMENT

        In February 2003, the Canadian Institute of Chartered Accountants ("CICA") issued Accounting Guideline 14, Disclosure of Guarantees ("AcG-14"). AcG-14 requires disclosure for certain contracts or obligations that meet the definition of a guarantee. As at December 31, 2003, the Company has outstanding letters of credit totalling $3,811,000, which are renewable annually. $3,141,000 of these letters of credit are for security deposits for rehabilitation and restoration expenses, $250,000 relates to the operating lease at the Nanisivik Mine (see note 3(g)) and $420,000 (US$325,000) to guarantee a purchase contract.

        2002 AND 2001 FIGURES

        Certain of the 2002 and 2001 figures have been reclassified to conform to the 2003 presentation.

2.      RECLAMATION DEPOSITS AND RECLAMATION AND CLOSURE COST ACCRUALS

Reclamation and closure costs accruals by mine are as follows:

        ($000's)                                                                        2003              2002
        -------------------------------------------------------------------------------------------------------
        Nanisivik Mine                                                                 3,391             7,224
        Bouchard-Hebert Mine                                                           3,785             3,076
        Bougrine Mine                                                                  2,489             2,339
        El Mochito Mine                                                                1,613             1,794
        Caribou Mine                                                                   1,000             1,000
        El Toqui Mine                                                                    620               425
        -------------------------------------------------------------------------------------------------------
        Total                                                                         12,898            15,858
        Less current portion included in accounts payable and accrued liabilities        828             2,161
        -------------------------------------------------------------------------------------------------------
                                                                                      12,070            13,697

        Cash collateral on deposit at December 31, 2003 of $100,000 (2002 - $1,387,000) with third parties to fund reclamation costs is shown separately on the balance sheet as Reclamation Deposits. During 2003, $1,287,000 of the collateral on deposit was converted to letters of credit (see note 1 - New Pronouncement). The Reclamation Deposits at December 31, 2003 and 2002 are for funding of reclamation costs at the Caribou Mine. In addition, at December 31, 2003, the Company has posted reclamation security bonds totalling $8,181,000 (2002 - $13,000,000) of which $3,141,000 is covered by letters of credit (see note 1 - New Pronouncement).

3.      MINERAL PROPERTIES AND FIXED ASSETS


     ($000's)                                          2003                                          2002
     --------------------------------------------------------------------------------------------------------------------------
                                                    Accumulated                                    Accumulated
                                                   Depreciation       Net Book                    Depreciation        Net Book
                                           Cost   and Depletion          Value            Cost   and Depletion           Value
     --------------------------------------------------------------------------------------------------------------------------
     Equipment                          146,562       (104,365)         42,197         158,305       (108,237)          50,068
     Mineral properties,
        buildings and
        improvements                     95,193        (64,732)         30,461         104,736        (63,089)          41,647
     Development                         54,866        (34,503)         20,363          60,489        (34,795)          25,694
     Exploration                         14,845           (525)         14,320          17,475             (2)          17,473

     --------------------------------------------------------------------------------------------------------------------------
                                        311,466       (204,125)        107,341         341,005       (206,123)         134,882

        A summary of the write-downs of mineral properties and fixed assets is as follows:

        ($000's)                      2003             2002             2001
        ---------------------------------------------------------------------
        Caribou Mine                     -                -           53,450
        Nanisivik Mine                   -                -           11,252
        El Mochito Mine                279                -            2,505
        Other Properties                 -                -            3,074
        ---------------------------------------------------------------------
                                       279                -           70,281

        Mineral properties and fixed assets of the Company comprise the following:

        a)      El Mochito Mine $14,322,000 (2002 - $19,447,000)

        The El Mochito Mine is a zinc, lead and silver mine located in the Republic of Honduras. Deferred exploration costs were written down in 2003 by $279,000 (2002 - $Nil and 2001- $2,505,000)

        b)      Bougrine Mine $12,762,000 (2002 - $24,458,000)

        The Bougrine Mine is a zinc and lead mine located 160 kilometres west of Tunis, Tunisia.

        c)      El Toqui Mine $21,677,000 (2002 - $23,596,000)

        The El Toqui Mine is a zinc and gold mine located 1,350 kilometres south of Santiago, Chile.

        d)      Bouchard-Hebert Mine $10,111,000 (2002 - $18,452,000)

        The Bouchard-Hebert Mine is a zinc, copper, gold and silver mine located 30 kilometres northeast of Rouyn-Noranda, Quebec, Canada.

        e)      Langlois Mine $39,643,000 (2002 - $37,166,000)

        The Langlois Mine is a zinc, copper, gold and silver mine located 213 kilometres north of Val d'Or, Quebec, Canada. Mining activities at the Langlois Mine were suspended in November 2000, pending the completion of a feasibility study, which was completed in August 2001. Costs totalling $1,659,000 in 2003, ($1,575,000 in 2002), incurred primarily to upgrade resources to reserves and $778,000 (2002 - $Nil) in pre-production costs in anticipation of reopening, have been capitalized.

        f)      Caribou Mine $Nil (2002 - $Nil)

        The Caribou Mine, a zinc, lead and silver mine, is located in the Province of New Brunswick, Canada.

The Caribou Mine was placed on care and maintenance in 1998. In 2001, as a result of depressed metal prices, the Company reassessed the carrying value of its properties and the property was written down by $53,450,000 to $Nil. The revised carrying value was determined on the basis set out in note 1.

        g)      Nanisivik Mine $2,542,000 (2002 - $2,899,000)

        The Nanisivik Mine was a zinc and silver mine located on Strathcona Sound, Baffin Island, Nunavut, Canada. The fixed asset carrying value of $2,542,000 as at December 31, 2003, represents the net book value of plant and equipment located at the Nanisivik Mine which management believes will be realized on the ultimate disposition of mine equipment and property as part of the mine closure and site restoration activities. In 2001, as a result of depressed metal prices, the Company reassessed the carrying value of its properties on the basis set out in note 1, resulting in a write-down of this property in the amount of $11,252,000. The Nanisivik mine ceased operations on September 30, 2002.

        h)      Other Properties $6,284,000 (2002 - $8,864,000)

        Other Properties comprise exploration properties held directly or through joint ventures. Management reviews the carrying values of these properties annually and in 2003 recorded a write-down of $Nil (2002 - $Nil, 2001
- $3,074,000).

        On June 16, 2003, the Company sold the Lapa exploration properties consisting of the Tonawanda and Zulapa properties, respectively, for US$7,925,000. The Company retains a 1.0 percent net smelter royalty from the Tonawanda property and a 0.5 percent net smelter royalty from the Zulapa property. The Company also received a non-refundable advance royalty of US$1,000,000 against the above net smelter royalty of the Lapa properties and will receive a further non-refundable advance royalty of US$1,000,000 when the total published inferred resource reaches 2,000,000 ounces of gold.

        The non-refundable advance royalty of $1,340,000 (US$1,000,000) received has been deferred and is shown on the balance sheet as "Deferred Royalty". The deferred royalty will be brought into income when earned.

        The Lapa properties were non-producing properties and the gain on sale of $10,336,000 is included in "Other non-producing property (income) costs" of $8,396,000 in the consolidated statement of operations and deficit in 2003.

4.      SHORT-TERM DEBT

        ($000's)                                                       2003             2002
        -------------------------------------------------------------------------------------
        Syndicated Credit Facility
          - Revolver                                                  6,462           25,195
          - Non-Revolving Facility, current portion (note 5)          1,266                -
          - Supplemental Term Facility, current portion (note 5)        467                -
        Customer prepayments for zinc concentrates (note 5)             646            3,159
        Other (note 5)                                                1,488            1,873
        -------------------------------------------------------------------------------------
                                                                     10,329           30,227

        On November 15, 2001, the Company completed a refinancing agreement whereby the balance of the Non-Revolving Facility of US$22,631,000 was increased by US$6,500,000 (the "Supplemental Term Facility"). Dundee Bancorp Inc. ("Dundee"), a significant shareholder of the Company, guaranteed the Supplemental Term Facility. Under the agreement, the Revolver was extended to January 2, 2003. In addition, compliance with the existing financial covenants was waived until January 2, 2003.

        The syndicated credit facility (the "Syndicated Credit Facility") is secured by a pledge of the shares in the Company's operating subsidiaries, through guarantees by such subsidiaries, and through first charges on the Company's concentrate inventory and receivables and on the majority of the Company's mining assets.

        In December 2002, the Syndicated Credit Facility that was due on January 2, 2003 was extended to January 2, 2004 and the interest rate on the Non-Revolving Facility was increased to LIBOR plus 2.75%. The amount of the Revolver was reduced from a cap of US$45,000,000 to US$30,000,000. In return for amending the Syndicated Credit Facility, the banking syndicate was granted share purchase warrants to purchase 2,000,000 common shares of the Company at an exercise price of $0.19 per Common Share with an expiry date of March 27, 2006. In addition, as consideration for extending its support of the Supplemental Term Facility, Dundee was granted warrants to purchase 1,000,000 common shares of the Company on the same basis as the banking syndicate (see note 6(m)).

        On November 27, 2003, the Company completed a restructuring of the Syndicated Credit Facility, which included:

        i) A pay down of 50% of US$17,600,000 and US$6,500,000 of the Non-Revolving Facility and the Supplemental Term Facility, respectively, on a pari passu basis;
        ii) An extension of the Non-Revolving Facility and the Supplemental Term Facility, both due January 2, 2004, for a period of five years to January 2, 2009;

        iii) An agreement that principal under the Non-Revolving Facility and the Supplemental Term Facility will be repaid in fifty-four equal monthly payments beginning in July, 2004; and
        iv) Maintaining the existing Revolver until January 2, 2005 with a reduction of the cap from US$30,000,000 to US$25,000,000.

        Interest expense on short-term debt during 2003 amounted to $797,000 (2002 - $1,979,000, 2001 - $3,018,000).

5.      LONG-TERM DEBT

        ($000's)                                                   2003            2002
        --------------------------------------------------------------------------------
        Non-Revolving Facility (note 4)                          11,393          35,748
        Supplemental Term Facility (note 4)                       4,201          10,267
        Reimbursable government assistance, discounted
          at a rate of 8%                                         1,412           1,390
        Customer prepayments for zinc concentrates                  646           3,159
        Other                                                     1,277           1,033
        --------------------------------------------------------------------------------
        Total                                                    18,929          51,597
        Less current portion                                      3,412           3,159
        --------------------------------------------------------------------------------
                                                                 15,517          48,438

        The Non-Revolving Facility and the Supplemental Term Facility (see note
4), which bear interest at LIBOR plus 2.75%, are repayable through January 2, 2009, with principal repayments in fifty-four equal monthly amounts beginning in July, 2004.

        On January 30, 2004, the Non-Revolving Facility and the Supplemental Term Facility were repaid and cannot be redrawn, using a portion of the proceeds from the sale of units to a syndicate of underwriters (see note 14(a)).

        Other long-term debt at December 31, 2003 and 2002 includes fees of $1,033,000 payable to Dundee Securities Corporation ("DSC"), a subsidiary of Dundee, with respect to acquisitions in prior years (see note 9), payment of which has been deferred to 2004 and for 2003 is included in Other short-term debt.

        The fair value of the Company's long-term debt approximates its carrying value at December 31, 2003 and 2002. Interest expense on long-term debt during 2003 amounted to $1,432,000 (2002 - $1,913,000, 2001 - $2,506,000).

6.      CAPITAL STOCK


        Authorized - Unlimited Common Shares
        200,000,000 preferred shares
        Issued:
        Common shares
        (000's)                                                         Number of shares                 Amount
        --------------------------------------------------------------------------------------------------------
        As at December 31, 2001                                                   93,848               $239,214
        Rights offering, net of expenses (e)                                      94,455                 17,643
        Shares issued on reacquisition of assets (d)                               3,603                    638
        Employee share purchase plan (f)                                           1,375                    264
        --------------------------------------------------------------------------------------------------------
        As at December 31, 2002                                                  193,281                257,759
        Private placement (a)                                                      1,014                    742
        Shares issued for subscription receipts, net of expenses (b)              85,800                 28,002
        Shares issued as supplementary payment to employee (c)                     2,565                    618
        Shares issued on exercise of warrants (k)                                    500                    105
        Shares issued on exercise of options (g)                                   1,333                    263
        Employee share bonus plan (h)                                                200                     50
        Employee share purchase plan (f)                                           1,097                    204
        --------------------------------------------------------------------------------------------------------
        As at December 31, 2003                                                  285,790               $287,743

a) In December 2003, the Company issued 1,013,514 flow-through common shares at a price of $0.74, exclusive of share issue costs to finance exploration activities in the vicinity of the Bouchard-Hebert Mine.

b) On October 7, 2003, the Company issued 85,800,000 subscription receipts, at a price of $0.35 per subscription receipt resulting in proceeds of $28,002,000, net of costs of issue of approximately $2,028,000. The proceeds from the issue were escrowed subject to the satisfaction of certain conditions (the "Escrow Conditions") which included the Company reaching agreement with its lenders on the restructuring and pay down of the Syndicated Credit Facility. The Escrow Conditions were satisfied on November 27, 2003, the proceeds were released to the Company and the subscription receipts were exchanged for 85,800,000 common shares of the Company ("Common Shares").

c) In February 2003, 2,564,887 Common Shares were issued for $618,000, as required under an agreement dated November 30, 2001, relating to the resignation of an executive. The Company had agreed to pay the executive a supplementary amount of up to $700,000, either in cash or Common Shares. The amount to be paid was based on a formula using the weighted-average trading price for the Common Shares for the month of January 2003. As at December 31, 2002, the amount of $618,000 was shown on the balance sheet as "Common shares to be issued" in Shareholders' Equity. The supplementary amount paid in the form of Common Shares was included in general and administrative expenses in 2002.

d) Under an agreement dated June 7, 2001, relating to the sale of certain assets acquired through the acquisition of Jascan in November 2000, the Company granted to the purchaser who acquired such assets, the right under certain circumstances to cause the Company to reacquire such assets in consideration for the issuance of Common Shares. In 2002, the purchaser exercised its rights and the Company issued 3,603,000 shares to reacquire certain assets. The number of Common Shares issued was determined based upon the ten-day weighted-average trading price of the Common Shares immediately preceding the third party's notice of intent to acquire such Common Shares, less a ten per cent discount. A director of the Company has a significant ownership interest in the purchaser that acquired the shares.

e) On May 1, 2002, the Company completed a rights offering resulting in the issuance of 94,454,795 Common Shares at a price of $0.20 per share resulting in proceeds of $17,600,000, net of costs of issue of approximately $1,300,000.

f) The share purchase plan entitles certain employees of the Company to contribute up to 5% or up to 10% of their annual basic salary, to purchase Common Shares. The Company matches each participant's contribution. The purchase price per Common Share is the weighted-average of the trading prices of the Common Shares on The Toronto Stock Exchange (the "TSX") for the calendar quarter in respect of which the Common Shares are issued. Common Shares acquired with the Company's contribution are held in safekeeping and delivered to employees 12 months following their date of issue. The Company issued 1,097,000 Common Shares pursuant to the Share Purchase Plan during 2003 (2002 - 1,375,000). The number of shares authorized for issue under the share purchase plan as at December 31, 2003 was 6,500,000.

g) Pursuant to the share option plan, the directors have the authority to grant options and to establish the exercise price of the option at the time each option is granted, at a price not less than the closing price of the Common Shares on the TSX on the trading day immediately preceding the date of the grant of such option.

        Options must be exercised no later than ten years after the date of the grant and are subject to vesting provisions unless the directors of the Company determine otherwise. One third of the options granted become exercisable from the date of granting such options, and on a cumulative basis, one third at any time after the first anniversary date and the balance at any time after the second anniversary date.

        Optionees may elect to terminate options and receive the difference between the fair value of a Common Share and the exercise price of the option so terminated multiplied by the number of options being terminated in Common Shares or, with the consent of the Company, cash. The consideration paid upon such terminations is charged to deficit. There were no terminations of options by optionees in 2003 or 2002.

        As at December 31, 2003, the outstanding share options which total 8,885,000 expire at various dates between April 30, 2005 and November 9, 2013 and are exercisable at prices ranging from $0.18 to $8.20 per Common Share. The number of shares authorized for grants of options under the share option plan as at December 31, 2003 was 12,500,000.

h) On June 19, 2001, the Plan was amended to add a share bonus plan (the "Share Bonus Plan") to the Plan. The Share Bonus Plan permits Common Shares to be issued as a discretionary bonus to any director, employee (full-time or part-time), officer or consultant of the Company or any subsidiary thereof who is designated under the Share Bonus Plan from time to time. For the year ended December 31, 2003, the Company has issued 1,200,000 (2002 - 1,000,000) Common Shares under the Share Bonus Plan. The number of shares authorized for issue under the share bonus plan as at December 31, 2003 was 3,000,000.

i)      Share option transactions were as follows:

                                                                      Weighted-
                                                    Options             Average
                                                    (000's)            Exercise
                                                                          Price
        ------------------------------------------------------------------------
        As at December 31, 2001                       5,259              $2.21
        Granted                                       3,895               0.19
        Cancelled                                      (358)              2.39
        ------------------------------------------------------------------------
        As at December 31, 2002                       8,796               1.31
        Granted                                       1,740               0.27
        Exercised                                    (1,333)              0.20
        Cancelled                                      (318)              1.95
        ------------------------------------------------------------------------
        As at December 31, 2003                       8,885              $1.25

        The following table summarizes information about the share options outstanding at December 31, 2003.

                                                 Options Outstanding                           Options Exercisable
        -----------------------------------------------------------------------------------------------------------------
                                        Number             Weighted-                           Number
                                   Outstanding               Average      Weighted-       Exercisable          Weighted-
                                         as at             Remaining        Average             as at            Average
        Range of                 Dec. 31, 2003           Contractual       Exercise     Dec. 31, 2003           Exercise
        Exercise Prices                (000's)                  Life          Price           (000's)              Price
        -----------------------------------------------------------------------------------------------------------------
        $0.18 - $0.20                    3,555      8 years 190 days          $0.19             2,282             $0.19
        $0.24 - $2.00                    2,921      7 years 58 days           $0.74             2,554             $0.79
        $2.05 - $3.35                    1,501      3 years 142 days          $2.92             1,501             $2.92
        $3.75 - $8.20                      908      5 years 183 days          $4.33               908             $4.33

j) The Company's share option plan is described in note 6(g). The Company has elected not to use the fair value method of accounting and does not recognize compensation expense for its stock-based compensation for employees. Had compensation expense for the stock-based compensation plan for employees been determined based upon the fair value of awards granted on or after January 1, 2002, the Company's net earnings for the year ended December 31, 2003 would have decreased by $274,000 and the net loss for 2002 would have increased by $183,000. However, the earnings and loss per share for the years ended December 31, 2003 and 2002, respectively would have been unchanged.

        The fair value of each option grant is estimated on the balance sheet date using the Black-Scholes option-pricing model with the following weighted-average assumptions:

                                                                                       2003              2002
        ------------------------------------------------------------------------------------------------------
        Weighted-average exercise price per Common Share                              $0.27             $0.19
        Weighted quoted market price per Common Share at date of  grant               $0.27             $0.19
        Weighted-average grant-date fair value price per Common Share                 $0.17             $0.15
        Expected life (years)                                                        1 - 10            1 - 10
        Risk free interest rate                                                       4.62%             5.21%
        Expected volatility                                                             46%               62%
        Dividend yield                                                                   0%                0%

        The exercise price of all options granted during 2003 and 2002 equals the quoted market price at the date of grant.

k) In consideration for restructuring the Syndicated Credit Facility in May 2001, the Company granted to the members of the syndicate ("the Lenders") warrants to purchase 300,000 Common Shares at $1.57 per share. The warrants were exercisable until November 29, 2002 (see note 6(l)). No value was ascribed to these warrants on the date of issue.

l) In consideration for restructuring the Non-Revolving Facility on November 15, 2001 (see note 4), in March 2002 and May 2002, the Company granted to the Lenders warrants to purchase an aggregate of 1,000,000 Common Shares at $0.21 per share. The warrants are exercisable until May 8, 2005. No value was ascribed to these warrants on the date of issue. Dundee also received warrants to purchase an aggregate of 30,801,410 Common Shares at $0.20 per share. One-half of these warrants are exercisable until March 2, 2007 and the remainder are exercisable until May 2, 2007; no value was ascribed to these warrants on the date of issue. During the year ended December 31, 2003, 500,000 of the warrants issued to the Lenders were exercised and 50,000 cancelled. As at December 31, 2002, none of these warrants had been exercised or cancelled.

        In addition, as part of the restructuring of the Syndicated Credit Facility in 2001, the Company agreed to amend the terms of the outstanding warrants issued to the Lenders to purchase an aggregate of 300,000 Common Shares at a price of $1.57 per share until November 29, 2002, to change the exercise price of such warrants to $0.21 per share and the expiry date of the warrants to the earlier of May 8, 2005 and thirty days following the date the ten-day weighted-average trading price of the Common Shares on the TSX exceeds $0.28 per share. The exercise price was based on the five-day weighted-average trading price of the Common Shares on the TSX following the completion of the Rights Offering.

m) Under an agreement reached on December 23, 2002 with the Lenders and Dundee (see note 4), the Company, in consideration for restructuring its existing credit facilities, granted to the Lenders and Dundee the right to purchase 2,000,000 and 1,000,000 Common Shares respectively, at an exercise price of $0.19 per Common Share with an expiry date of March 27, 2006. The value ascribed to the warrants issued of $97,000 was included in the financial statements at December 31, 2002 as contributed surplus.

        The fair value of each of the above option grants, had been estimated on December 31, 2002 using Black-Scholes option-pricing model with the following weighted-average assumptions:

        Estimated exercise price per Common Share                          $0.25
        Quoted market price per Common Share at date of grant              $0.16
        Expected life (years)                                                  3
        Risk free interest rate                                            3.23%
        Expected volatility                                                  46%
        Dividend yield                                                        0%

        The quoted market value of the Company's Common Shares as at December 31, 2003 was $0.64.

n) In 2001, the Company negotiated the deferral of payments of treatment charges with several of its customers. As consideration for the deferral of payments, the Company issued warrants to purchase 90,893 Common Shares at $0.50 per share. The warrants expired on June 30, 2003. No value was ascribed to these warrants on the date of issue.

7.      INCOME AND MINING TAXES

        Income and mining taxes differ from the amount computed by applying the statutory federal income tax rate for the year ended December 31, 2003 of 38% (2002 - 39%, 2001 - 39%) to the net earnings (loss), excluding income and mining taxes. The differences are summarized as follows:

        ($000's)                                                                         2003            2002             2001
        -----------------------------------------------------------------------------------------------------------------------
        Tax provision (recovery) at statutory rate                                      2,364          (7,762)         (43,303)
        Federal resource allowance                                                        119            (289)             470
        Unrecognized tax benefit relating to losses                                       916           5,781           42,312
        Different effective tax rates on earnings (losses) in foreign
          subsidiaries                                                                  1,630           2,725              712
        Benefit of previously unrecognized losses available for carry forward          (5,984)           (246)              -
        Other                                                                             124             (88)             483
        Mining taxes (recovery)                                                           (10)           (345)            (650)
        -----------------------------------------------------------------------------------------------------------------------
                                                                                         (841)           (224)              24

        As at December 31, 2003, the significant components of the Company's future tax assets (liabilities) were as follows:

        ($000's)                                                                                2003           2002
        -------------------------------------------------------------------------- ------------------ --------------
        Future tax assets
           Loss carry forwards                                                                19,043         30,562
           Mineral properties and fixed assets                                                56,062         64,709
           Reclamation and closure cost accruals                                               5,354          5,005
        -------------------------------------------------------------------------- ------------------ --------------
        Future tax assets before valuation allowance                                          80,459        100,276
        Valuation allowance                                                                   79,269        100,276
        -------------------------------------------------------------------------- ------------------ --------------
        Future tax assets                                                                      1,190              -

        Future tax liabilities
          Mineral properties - mining tax                                                       (962)          (822)
        -------------------------------------------------------------------------- ------------------ --------------
        Net future tax assets (liabilities)                                                      228           (822)

a) At December 31, 2003, the Company has net operating loss carry forwards in Canada of approximately $29,000,000, which expire at various dates through 2010. In addition, the Company has approximately $46,700,000 of resource expenditures that are limited in their deduction to income from specific properties.

b) At December 31, 2003, the Company has net operating loss carry forwards in Chile of approximately $42,700,000, which do not expire.

c) At December 31, 2003, the Company has net operating loss carry forwards in Honduras of approximately $8,900,000, which will expire four years after the Company in Honduras generates its first taxable profit.

8.      FINANCIAL INSTRUMENTS

        The Company manages its exposure to fluctuations in commodity prices, foreign exchange rates and interest rates by entering into derivative financial contracts in accordance with the formal risk management policy approved by the Company's Board of Directors and managed by the Company's Hedge Committee. The Company does not hold or issue derivative contracts for speculation or trading purposes.

        The Company's short-term financial instruments, made up of cash and cash equivalents, accounts receivable, bank indebtedness, accounts payable and accrued liabilities, and short-term debt are carried at cost which, due to their short-term nature, approximates their fair value. The fair value of the long-term debt also approximates its carrying value as set out in note 5.

        Such fair value estimates are not necessarily indicative of the amounts the Company might pay or receive in actual market transactions. Potential taxes and other transaction costs have not been considered in estimating fair value.

        CREDIT RISK

        The Company is subject to credit risk through trade receivables. The Company manages this risk through evaluation and monitoring processes and carries credit insurance when necessary. Although the Company has a number of significant customers, they are all established and creditworthy customers. Credit risk is further mitigated through the use of provisional payment arrangements and the use of letters of credit and credit insurance where appropriate. Credit risk also relates to derivative contracts arising from the possibility that a counterparty to an instrument in which the Company has an unrealized gain fails to perform. The Company transacts only with highly-rated counterparties. The Company does not consider the credit risk associated with these financial instruments to be significant.

        FOREIGN EXCHANGE HEDGING

        In 2001, the Company announced its intention to close the Nanisivik Mine in September 2002 (see note 3(g)). Accordingly, foreign exchange contracts totalling US$25,000,000, originally designated as hedges of anticipated 2003 operating costs at the Nanisivik Mine, were no longer considered as effective hedges. Consequently these contracts were being marked to market, resulting in a gain of $608,000 included in gross sales revenue in the year ended December 31, 2002 (2001 - a loss of $3,162,000).

        FOREIGN EXCHANGE RISK

        The Company operates using principally the Canadian dollar and the US dollar, and as such may be negatively affected by fluctuations in foreign exchange rates. The Company manages this risk by minimizing the number of transactions that result in the settlement currency differing from the currency of the initial transaction. In addition, the Company's sales are denominated primarily in US dollars, while a significant percentage of its expenses are denominated in non-US dollars. This exposes the Company to increased volatility in earnings due to fluctuations in foreign exchange rates. The Company periodically uses forward foreign exchange contracts to hedge the exchange rates on identifiable foreign currency exposures. Gains and losses on these contracts are reported as a component of the related transactions.

        The Company had no foreign exchange contracts outstanding at December 31, 2003, and the following at December 31, 2002:

                                                 US ($000's)    Exchange Rate       Maturity
        ----------------------------------------------------------------------------------------------
        US dollar forward
              sales against Canadian dollar            5,000     Cdn$1.5540           2003

        COMMODITY PRICE RISK

        The profitability of the Company is directly related to the market price of metals produced. The Company reduces price risk by hedging against the price of metals for a portion of its production.

        The main tools available to protect against price risk are forward contracts and options. Various strategies are available using these tools including spot deferred and synthetic puts.

        The Company periodically enters into forward sales to effectively provide a minimum price for a portion of inventories and future production. These contracts are marked to market, and gains and losses are recognized in the relevant period. The Company also periodically enters into written call options. No call options have been entered into in either 2003 or 2002 other than those described below.

        The Company had no contracts outstanding as at December 31, 2002. The following contracts were entered into in 2003 and outstanding as at December 31, 2003:

          December 31, 2003                 Quantity          Average Price (US)               Maturity
        ---------------------------------------------------------------------------------------------------------
          Zinc forward sale              4,600 tonnes           $969 per tonne         January 2004
          Silver call options          250,000 ounces          $5.42 per ounce         January  - February 2004
          Gold call options              2,500 ounces           $395 per ounce         January  - February 2004

        INTEREST RATE RISK

        The Company currently has various operating lines of credit and long-term debt that tie interest payments to the bank prime or LIBOR lending rates. Therefore, the Company is exposed to interest rate risk through fluctuations in these interest rates.

9.      RELATED PARTY TRANSACTIONS

        All related party transactions are disclosed elsewhere in these consolidated financial statements (see notes 4, 5 and 6) except for the following:

a) The Company and DSC entered into an agreement in late 1998 for DSC to act as the exclusive financial advisor to the Company. The agreement was for an initial term of one year and thereafter year to year until cancelled, and provided the Company with the right to cancel the agreement. The agreement was terminated by the Company effective December 31, 2000. The unpaid balance of $1,033,000 for the above fees has been deferred to 2004, and is included in short-term debt as at December 31, 2003 and was included in long-term debt as at December 31, 2002 (see note 5).

b) The Company incurred management fees in each of 2003 and 2002 of $250,000 (2001 - $Nil) for services provided by Dundee.

c) At December 31, 2003, the Company has an amount of $544,000 (2002- $Nil) on deposit with DSC.

d) The Company and Black Hawk Mining Inc. ("BHK"), a company under common significant influence by Dundee, entered into an agreement on April 1, 2002, whereby the Company was to manage BHK's mining operation for a fee of US$100,000 (approximately Cdn$157,000) per annum plus a bonus to be calculated based on a formula. This agreement was terminated in 2003. The Company also provides logistic and procurement services to BHK which enables both companies to reduce costs and negotiate favourable terms for the purchase of materials and supplies. The companies shared office space until 2003 and the Company charged BHK for certain administrative services.

        Transactions for the year ended December 31, 2003 for sale of supplies and charges for rent and administrative services to BHK totalled $574,000 (2002
- $1,827,000, 2001 - $913,000). These transactions have been reflected in the statements of operations as cost recoveries and accordingly, as reductions in either direct operating costs or general and administrative expenses. In addition, the Company sold surplus equipment to BHK in 2003 for proceeds of $106,000 (2002 - $146,000, 2001-$Nil).

        Other accounts receivable at December 31, 2003 and 2002 included the following amounts due from BHK:

        ($000's)                        2003             2002
        -------------------------------------------------------
        For:
          Supplies                       203              773
          Services                       112              341
        -------------------------------------------------------
                                         315            1,114

        Interest was charged on overdue amounts receivable from BHK at commercial rates.

10.     CONTINGENCIES AND COMMITMENTS

        CONTINGENCIES

a) The Company and TOTC, a former subsidiary of the Company, are defendants in an action commenced in the Ontario Court (General Division) on June 18, 1996 by John W. Sheiles, formerly president of TOTC, claiming arrears of base salary, salary in lieu of vacation pay, expenses and commissions aggregating approximately US$185,000 and damages of US$500,000 for wrongful termination of his employment contract. The Company has filed a statement of defense and is of the opinion that the claim is without merit.

b) On October 10, 2002, the Nunavut Water Board ("NWB") issued to CanZinco Ltd. (a wholly-owned subsidiary of the Company) a renewal of its water license, for a period of 5.5 years commencing on October 1, 2002. One of the conditions contained in the renewal license was a requirement that the Company guarantee the financial security required by the license. NWB has established that the amount of security required by the license is $17,600,000. Of that amount, $5,000,000 was previously posted in the form of indemnity bonds pursuant to the expired water license. The issue of the outstanding balance of $12,600,000 was to have been addressed by the Company within 30 days of the issuance of the water license.

        By way of letter dated November 8, 2002, the Company committed to the Department of Indian Affairs and Northern Development ("DIAND"), the federal government agency that deals with the form of financial security pursuant to a water license issued by NWB, that it would provide to DIAND a guarantee in the form of an unsecured promissory note in the amount of $11,600,000, later changed to $12,600,000. On February 20, 2003, CanZinco delivered a promissory note in the amount of $1,000,000, with the balance of $11,600,000 under discussion as to amount and form.

        As at December 31, 2003, the balance of the accrual for current and long-term reclamation, site restoration and closure costs with respect to the Nanisivik Mine is $3,391,000, net of estimated salvage value of $6,400,000. This accrual includes all obligations that the Company estimates will arise from the requirements of the water license. Any excess in the amount of the unsecured promissory note provided to DIAND over the actual reclamation and closure costs incurred will not result in the recognition of an incremental liability since any such excess would give rise to a financial asset in the form of a receivable from DIAND. This receivable would offset the excess and would be reported net on the balance sheet.

        The indemnity bonds amounting to $5,000,000 expired in July 2003. The Company and DIAND are in the process of replacing these bonds with an additional promissory note for $5,000,000.

c) In 2003, Kalwea Financial Corp., BVI ("Kalwea") commenced an action against the Company and CanZinco Ltd. ("CanZinco"), a subsidiary of the Company for damages in the amount of $560,000 plus additional annual minimum royalty payments of $70,000 each quarter on October 1, January 1, April 1, and July 1, sequentially. Kalwea also claims a transfer of certain mining claims in Restigouche County, New Brunswick. The Company and CanZinco have filed a statement of defense and have counterclaimed for damages in the amount of $840,000 for overpayment of royalties. Kalwea alleges that it is a secured creditor of Marshall Minerals Corp. ("Marshall"), a company with which CanZinco has a royalty agreement arising from the purchase of mining claims in 1995. The Company and CanZinco are of the opinion that Kalwea's claims are without merit. This action has been scheduled for mandatory mediation on March 23, 2004.

d) In accordance with the standard industry practice, the Company seeks to obtain bonding and other insurance in respect of its liability for costs associated with the reclamation of mine, mill and other sites used in its operations and against other environmental liabilities imposed by statute. Due to developments which have affected the insurance and bonding markets worldwide, such bonding and/or insurance may be difficult or impossible to obtain in the future, or may only be available at significant additional cost. In the event that such bonding and/or insurance cannot be obtained by the Company or is obtainable only at significant additional cost, the Company may become subject to financial liabilities, which may affect its financial resources.

e) The Company is also involved in legal proceedings and claims, which arise in the ordinary course of its business. The Company believes these claims are without merit and is vigorously defending them. In the opinion of the management, the amount of ultimate liability with respect to these actions will not materially affect the financial position, results of operations or cash flows of the Company.

f) The Company's mining and exploration activities are subject to various federal, provincial and state laws and regulations governing the protection of the environment. These laws and regulations are continually changing and generally becoming more restrictive. The Company conducts its operations so as to protect public health and the environment and believes its operations are materially in compliance with all applicable laws and regulations. The Company has made, and expects to make in the future, expenditures to comply with such laws and regulations.

        LEASE COMMITMENTS

        The Company is committed to operating leases for business premises and equipment as follows:

        ($000's)
        2004                                    839
        2005                                    495
        2006                                    307
        2007                                    285
        2008                                    274

11.     SEGMENT INFORMATION

        The Company operates primarily in the mining industry. Operations in the Americas and Tunisia include the production and sale of zinc, lead and copper concentrates which also contain silver and gold.

        The accounting policies adopted by these segments are the same as those described in the Summary of Significant Accounting Policies (see note 1).

        As the products and services in each of the reportable segments, except for corporate activities, are essentially the same, the reportable segments have been determined at the level where decisions are made on the allocation of resources and capital, and where internal financial statements are available.

SEGMENT INFORMATION

For  the Year  Ended  December 31, 2003
($000's)

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                Corporate   Consol-
Geographic location                 Latin America                          Canada                     Tunisia   and Other   idated
------------------------------------------------------------------------------------------------------------------------------------
Operating Segment               El        El                              Bouchard
                              Mochito   Toqui          Nanisivik Caribou  -Hebert  -Langlois          Bougrine
                               Mine      Mine   Total     Mine     Mine     Mine       Mine   Total     Mine
------------------------------------------------------------------------------------------------------------------------------------
Net revenue                    32,588  17,394   49,982   5,660        -    49,286         -   54,946    20,202    (1,120)   124,010
Depreciation and depletion     (4,025) (2,025)  (6,050)      -        -    (9,315)        -   (9,315)   (8,351)     (399)   (24,115)
Reclamation and closure costs    (680)   (295)    (975)      -        -      (809)        -     (809)     (493)        -     (2,277)
(Loss) contribution from
  mining activities             3,932  (1,520)   2,412    (200)       -       245         -       45    (6,559)   (1,519)    (5,621)
General and administrative          -       -        -       -        -         -         -        -         -    (5,087)    (5,087)
Interest and financing              -       -        -       -        -         -         -        -         -    (3,321)    (3,321)
Investment and other income         -       -        -       -        -         -         -        -         -       611        611
Foreign exchange gain on US
  dollar denominated debt           -       -        -       -        -         -         -        -         -    11,578     11,578
Write-down of mineral
  properties and fixed assets    (279)      -     (279)      -        -         -         -        -         -         -       (279)
Other non-producing property
  income (costs)                    -       -        -    (384)  (1,521)        -       (83)  (1,988)        -    10,384      8,396
Income and mining taxes
  (recovery)                      (83)      -      (83)      -        -      (141)        5     (136)      145       915        841
Net earnings (loss)             3,570  (1,520)   2,050    (584)  (1,521)      104       (78)  (2,079)   (6,414)   13,561      7,118

Capital expenditures            2,586   5,748    8,334     (36)       -        27     1,659    1,650       606        31     10,621
Identifiable assets            35,332  33,965   69,297   7,266    1,499    20,650    41,182   70,597    24,715    11,026    175,635

Information about major customers
Of the Company's total consolidated net revenue in 2003, revenue from one customer of $48,795,000 originated from the Bouchard-Hebert Mine, and revenue from another customer of $15,126,000 consisted of $7,719,000 that originated from the Bourgrine Mine and $7,407,000 that originated from the El Toqui Mine.

SEGMENT INFORMATION

For  the Year  Ended  December 31, 2002
($000's)

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                Corporate   Consol-
Geographic location                 Latin America                          Canada                     Tunisia   and Other   idated
------------------------------------------------------------------------------------------------------------------------------------
Operating Segment               El        El                              Bouchard
                              Mochito   Toqui          Nanisivik Caribou  -Hebert  -Langlois          Bougrine
                               Mine      Mine   Total     Mine     Mine     Mine       Mine   Total     Mine
------------------------------------------------------------------------------------------------------------------------------------

Net revenue                    38,143   22,309  60,452   36,021       -    49,702         -  85,723     22,441        -     168,616
Depreciation and depletion     (6,030)  (2,395) (8,425)  (2,873)      -    (9,125)        - (11,998)    (7,077)     (65)    (27,565)
Reclamation and closure costs    (813)    (135)   (948)    (319)      -      (562)        -    (881)    (1,065)       -      (2,894)
(Loss) contribution from
  mining activities            (2,905)     594  (2,311)  (1,647)      -     3,075         -   1,428     (8,548)     (65)     (9,496)
General and administrative          -        -       -        -       -         -         -       -          -   (6,198)     (6,198)
Interest and financing              -        -       -        -       -         -         -       -          -   (4,761)     (4,761)
Investment and other income         -        -       -        -       -         -         -       -          -      551         551
Foreign exchange gain on US
  dollar denominated debt           -        -       -        -       -         -         -       -          -      669         669
Other non-producing property
  income (costs)                    -        -       -        -  (1,678)        -      (107) (1,785)         -      909        (876)
Income and mining taxes
  (recovery)                      (95)       -     (95)     602       -       (99)        6     509       (165)     (25)        224
Net (loss) earnings            (3,000)     594  (2,406)  (1,045) (1,678)    2,976      (101)    152     (8,713)  (8,920)    (19,887)

Capital expenditures            2,347    2,859   5,206       17       -     1,676       867   2,560      1,966    1,239      10,971
Identifiable assets            47,901   33,667  81,568   17,141   3,587    28,586    38,786  88,100     36,716   16,996     223,380

Information about major customers
Of the Company's total consolidated net revenue in 2002, revenue from one customer of $35,331,000 consisted of $33,686,000 that originated from the Bouchard-Hebert Mine, and $1,645,000 that originated from the El Mochito Mine.


For  the Year  Ended  December 31, 2001
($000's)

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                Corporate   Consol-
Geographic location                 Latin America                          Canada                     Tunisia   and Other   idated
------------------------------------------------------------------------------------------------------------------------------------
Operating Segment                El       El                              Bouchard
                               Mochito  Toqui          Nanisivik Caribou  -Hebert  -Langlois          Bougrine
                                Mine     Mine   Total     Mine     Mine     Mine       Mine   Total     Mine
------------------------------------------------------------------------------------------------------------------------------------

Net revenue                    33,643   22,400  56,043   27,519        -   51,360         -   78,879   26,879          -    161,801
Depreciation and depletion     (5,902)  (3,053) (8,955)  (4,075)       -  (6,326)         -  (10,401)  (8,529)       (95)   (27,980)
Reclamation and closure costs    (818)     (65)   (883)    (255)     (81)  (1,924)        -   (2,260)    (983)         -     (4,126)
(Loss) contribution from
  mining activities            (6,564)    (733) (7,297) (20,276)     (81)   7,737         -  (12,620)  (3,480)       (95)   (23,492)
General and administrative          -        -       -        -        -        -         -        -        -     (7,481)    (7,481)
Interest and financing              -        -       -        -        -        -         -        -        -     (8,015)    (8,015)
Investment and other income         -        -       -        -        -        -         -        -        -      9,293      9,293
Foreign exchange loss on US
  dollar denominated debt           -        -       -        -        -        -         -        -        -     (4,720)    (4,720)
Write-down of mineral
  properties and fixed assets  (2,505)       -  (2,505) (11,252) (53,450)      -          -  (64,702)       -     (3,074)   (70,281)
Other non-producing property
  costs                          (115)       -    (115)       -   (2,147)       -      (462)  (2,609)       -       (452)    (3,176)
Foreign exchange hedging loss       -        -       -   (3,162)       -        -         -   (3,162)       -          -     (3,162)
Income and mining taxes           (27)       -     (27)     155        -      467        28      650        2       (649)       (24)
Net (loss) earnings            (9,211)    (733) (9,944) (34,535) (55,678)   8,204      (434) (82,443)  (3,478)   (15,193)  (111,058)

Capital expenditures            2,442    5,471   7,913    3,932     (544)   1,701     4,141    9,230    3,015      1,504     21,662
Identifiable assets            48,698   34,161  82,859   35,645    3,826   33,242    39,632  112,345   43,569     12,796    251,569

Information about major customers
Of the Company's total consolidated net revenue in 2001, revenue from one customer of $29,090,000 consisted of $23,745,000 that originated from the Bouchard-Hebert Mine, $2,842,000 that originated from the El Mochito Mine and $2,503,000 that originated from the El Toqui Mine. Revenue from another customer of $16,401,000 consisted of $5,719,000 that originated from the El Mochito Mine, $2,807,000 that originated from the Bougrine Mine, $4,074,000 that originated from the Bouchard-Hebert Mine and $3,801,000 that originated from the Nanisivik Mine.

12.     ANALYSIS OF CHANGES IN NON-CASH WORKING CAPITAL ITEMS


        ($000's)
                                                             ---------------------------------------------------
                                                                        2003             2002             2001
                                                             ---------------------------------------------------
        Accounts receivable - concentrate                              8,376          (13,976)           8,496
        Other receivables                                              1,271             (654)           8,631
        Concentrate and materials and supplies inventory               2,541           25,200           17,390
        Short-term investments                                             -                -            4,158
        Prepaid expenses and other current assets                       (145)             183            1,058
        Provisional payments for concentrate inventory
          shipped and not priced                                      (6,105)         (18,108)          (7,519)
        Accounts payable and accrued liabilities                      (2,630)          (2,963)          10,772
        Income and mining taxes payable                                 (129)            (880)            (526)
                                                             ---------------------------------------------------
                                                                       3,179          (11,198)          42,460
                                                             ---------------------------------------------------

13.     EARNINGS (LOSS) PER SHARE

        Basic Earnings (Loss) per Share ("EPS") has been calculated using the weighted-average number of shares outstanding during the year. The diluted EPS gives effect to the exercise of all outstanding options and warrants. Diluted earnings per common share data is not presented in 2002 and 2001, as the exercise of options would not have been dilutive in those years.

        The calculation of diluted earnings per share has been computed using the treasury stock method which assumes that options and warrants with an exercise price lower than the average quoted market price were exercised at the later of the beginning of the period, or time of issue. In applying the treasury stock method, options and warrants with an exercise price greater than the average quoted market price of the Common Shares are not included in the calculation of diluted earnings per share as the effect is anti-dilutive. The average quoted market price of the Common Shares during 2003 was $0.32 (2002 - $0.20, 2001 - $0.86).

        On May 1, 2002, the Company completed a rights issue with an exercise price of $0.20 per share. The market value of the Common Shares on April 2, 2002, the day prior to trading ex-rights was $0.37 per share. As a result of the bonus element in the rights issue, the basic loss per share in 2002 and 2001 and the weighted-average number of Common Shares outstanding in those years have been adjusted retroactively as follows:

                                                                               2003             2002              2001
        ---------------------------------------------------------------------------------------------------------------
        Earnings (loss) per share - before bonus element                      $0.03          ($0.12)           ($1.20)
        Earnings (loss)  per share - after bonus element                      $0.03          ($0.12)           ($0.92)
        Diluted earnings per share - before bonus element                     $0.03              N/A               N/A
        Diluted earnings per share - after bonus element                      $0.03              N/A               N/A
        (000's)
        Weighted-average number of shares outstanding                       211,411          159,684            92,560
        Additional shares due to bonus element                                    -            9,390            27,606
        ---------------------------------------------------------------------------------------------------------------
        Weighted-average number of Common Shares
          outstanding after bonus element                                   211,411          169,074           120,166
        Incremental shares on assumed exercise of options and
          warrants                                                           10,259              601                20
        ---------------------------------------------------------------------------------------------------------------
        Weighted-average number of Common Shares used for
          diluted earnings per share                                        221,670          169,675           120,186
        ---------------------------------------------------------------------------------------------------------------

14.     SUBSEQUENT EVENTS

a) On January 28, 2004, the Company completed the sale of 57,142,858 units to a syndicate of underwriters at a purchase price of $0.70 per unit, for net proceeds of $37,326,000, net of costs of issue of approximately $2,674,000. Each unit consisted of one Common Share and one-half of one Common Share purchase warrant. Each whole warrant entitles the holder to acquire one Common Share at a price of $1.00 at any time until January 28, 2009. The Company plans to use the net proceeds for the development of the Langlois mine, debt repayment, working capital and general corporate purposes.

b) On February 16, 2004, the Company signed a letter of intent with Boliden AB ("Boliden") to purchase all the outstanding shares of Boliden Westmin (Canada) Limited ("BWCL"). BWCL is the owner of the Myra Falls Mine, a zinc, copper and gold mine in British Columbia. The acquisition of BWCL will be exclusive of the Premier Gold property and certain other assets and liabilities of BWCL. The general terms of the proposed acquisition include the Company issuing 18,000,000 Common Shares and 5,000,000 warrants, exercisable at $1.00 per Common Share until January 28, 2009.


CAUTIONARY NOTE

Certain statements included in this 2003 annual report, financial statements for the period ended December 31, 2003, and management's discussion and analysis thereon are forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995. They include estimates and statements that describe the Company's future plans, objectives and goals, including words to the effect that the Company or management expects a stated condition or result to occur. Such forward-looking statements involve inherent risks and uncertainties and other factors that may cause the actual results or performance to differ materially from those currently anticipated in such statements. Important factors that could cause actual results to differ materially from those currently anticipated are described above and in the Company's most recent Annual Report under "Management's Discussion and Analysis of Financial Results" and Annual Report on Form 20-F under "Risk Factors" on file with the U.S. Securities and Exchange Commission and Canadian provincial securities regulatory authorities. The Company disclaims any obligation to update or revise any forward-looking statements whether as a result of new information, events or otherwise.